UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Carriage Services, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CARRIAGE SERVICES, INC.

3040 Post Oak Boulevard, Suite 300

Houston, Texas 77056

April 16, 2012

Dear Stockholder:

I am pleased to invite you to the 2012 Annual Meeting of Stockholders of Carriage Services, Inc. (“Carriage”). The Annual Meeting will be held at the Lakes on Post Oak Conference Center, 3050 Post Oak Boulevard, 2nd Floor, Houston, Texas 77056, on Wednesday, May 23, 2012, at 9:00 a.m., Central Daylight Time. If you cannot be present at the Annual Meeting, I ask that you participate by completing the enclosed proxy card and returning it at your earliest convenience.

At the Annual Meeting, you and our other stockholders will be asked to elect two Class I directors to Carriage’s Board of Directors, to approve Carriage’s Second Amended and Restated 2006 Long-Term Incentive Plan, to hold an advisory vote to approve Carriage’s named executive officer compensation and to ratify the appointment of Carriage’s independent registered public accounting firm. You will also have the opportunity to hear what has happened in Carriage’s business during the past year and to ask questions. I encourage you to read the enclosed Notice of Annual Meeting and Proxy Statement, which contains information about our Board of Directors and its committees and our executive management team.

We hope you can join us on May 23rd. Whether or not you can attend personally, it is important that your shares are represented at the Annual Meeting. Please mark your votes on the enclosed proxy card, sign and date the proxy card, and return it to us in the enclosed envelope. Your vote is important, so please return your proxy card promptly.

Sincerely,

MELVIN C. PAYNE

Chairman of the Board

and Chief Executive Officer

CARRIAGE SERVICES, INC.

3040 Post Oak Boulevard, Suite 300

Houston, Texas 77056

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held May 23, 2012

Carriage Services, Inc. (“Carriage”) will hold its Annual Meeting of Stockholders (“Annual Meeting”) at the Lakes on Post Oak Conference Center, 3050 Post Oak Boulevard, 2nd Floor, Houston, Texas 77056, on Wednesday, May 23, 2012, at 9:00 a.m., Central Daylight Time.

Carriage is holding the Annual Meeting to:

•	elect two Class I directors to serve for a three-year term expiring at the annual meeting of stockholders in 2015 and until the successors are elected and qualified;

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approve Carriage’s Second Amended and Restated 2006 Long-Term Incentive Plan to increase the number of shares of common stock available thereunder from 2,850,000 to 5,000,000 and to effect certain other changes;

•	hold an advisory vote to approve Carriage’s named executive officer compensation;

•	ratify the appointment of KPMG LLP as Carriage’s independent registered public accounting firm for the fiscal year ending December 31, 2012; and

•	transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Carriage’s Board of Directors has selected March 26, 2012 as the record date for determining stockholders entitled to vote at the Annual Meeting. A list of stockholders as of that date will be available for inspection during normal business hours at Carriage’s corporate headquarters, which is located at 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056, at least 10 days before the Annual Meeting.

You are cordially invited to attend the Annual Meeting. If you are unable to attend the Annual Meeting, you are requested to sign and date the accompanying proxy card and return it promptly in the enclosed envelope. If you attend the Annual Meeting, and wish to do so, you may vote in person regardless of whether you have given your proxy. In any event, a proxy may be revoked at any time before it is exercised.

By Order of the Board of Directors,

L. William Heiligbrodt

Vice Chairman, Executive Vice President and Secretary

Houston, Texas

April 16, 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON WEDNESDAY, MAY 23, 2012

The Notice of Annual Meeting of Stockholders, the Proxy Statement and the 2011 Annual Report to Stockholders are available at www.carriageservices.com.

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CARRIAGE SERVICES, INC.

3040 Post Oak Boulevard, Suite 300

Houston, Texas 77056

PROXY STATEMENT

This Proxy Statement (this “Proxy Statement”) is being furnished to you by the Board of Directors (our “Board”) of Carriage Services, Inc. (“Carriage”, “we”, “us” or “our”) for use at our 2011 Annual Meeting of Stockholders (our “Annual Meeting”).

2012 Annual Meeting Date and Location

Our Annual Meeting will be held at the Lakes on Post Oak Conference Center, 3050 Post Oak Boulevard, 2nd Floor, Houston, Texas, 77056, on Wednesday, May 23, 2012, at 9:00 a.m., Central Daylight Time.

About Our Annual Meeting

Why am I receiving these proxy materials?

Our Board is soliciting your proxy to vote at our Annual Meeting because you owned shares of our common stock (“Common Stock”) at the close of business on March 26, 2012, the record date for our Annual Meeting (the “Record Date”), and are therefore entitled to vote at our Annual Meeting.

This Proxy Statement, along with a proxy card, is being mailed to our stockholders on or about April 23, 2012. We have also made these materials available to you free of charge on the Internet. This Proxy Statement summarizes the information that you need to know in order to cast your vote at our Annual Meeting. As a stockholder, your vote is very important and our Board strongly encourages you to exercise your right to vote. You do not need to attend our Annual Meeting in person to vote your shares, and we encourage you to vote even if you are unable to attend our Annual Meeting. If you are unable to attend our Annual Meeting in person, you may vote by signing and returning the attached proxy card in the envelope provided. See “About Our Annual Meeting–How do I vote my shares?” below.

What is the purpose of our Annual Meeting?

At our Annual Meeting, as a stockholder, you will be asked:

•	to re-elect Melvin C. Payne and Richard W. Scott to our Board as Class I directors;

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to approve our Second Amended and Restated 2006 Long-Term Incentive Plan to increase the number of shares of Common Stock available thereunder from 2,850,000 to 5,000,000 and to effect certain other changes;

•	to approve, on an advisory basis, our named executive officer compensation;

•	to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and

•	to transact such other business as may properly come before the Annual Meeting or any adjournments of postponements thereof.

In addition, our executive officers will respond to appropriate questions.

Who is entitled to vote at the meeting?

Only our stockholders as of the close of business on the Record Date are entitled to receive notice of our Annual Meeting and to vote at our Annual Meeting. On March 26, 2011, we had 18,255,147 shares of Common Stock issued and outstanding and entitled to vote at our Annual Meeting.

How many votes can I cast?

You are entitled to one vote for each share of Common Stock you owned on the Record Date on all matters presented at our Annual Meeting.

Is my vote important?

Your vote is important regardless of how many shares of Common Stock you own. Please take the time to vote. Please read the instructions below, choose the way to vote that is easiest and most convenient to you and cast your vote as soon as possible.

What is the difference between a stockholder of record and a “street name” holder?

Most stockholders hold their shares through a bank, broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned in street name.

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Stockholder of Record. If your shares are registered directly in your name with the American Stock Transfer & Trust Company, our transfer agent, you are considered, with respect to those shares, to be the stockholder of record, and you have the right to grant your voting proxy directly or to vote in person at our Annual Meeting.

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Street Name Stockholder. If your shares are held in a stock brokerage account or by a bank, broker or other nominee, you are considered the beneficial owners of shares held in “street name.” As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote and are also invited to attend our Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at our Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares prior to attending our Annual Meeting. In order to vote your shares, you will need to follow the directions your bank, broker or other nominee provides to you.

How do I vote my shares?

Stockholders of Record. Stockholders of record may vote their shares or submit a proxy to have their shares voted by one of the following methods:

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By Mail. To vote by proxy by mail, you should mark, date, sign and mail the enclosed proxy card in the prepaid envelope. The shares you own will be voted according to the instructions on the proxy card that you provide. If you return your proxy card but do not mark your voting preference, the individuals named as proxies will vote your shares FOR the election of the directors and FOR the other proposals described in this Proxy Statement.

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In Person. If you attend our Annual Meeting, you may vote by delivering your completed proxy card in person or by completing a ballot, which will be available at our Annual Meeting. Attending our Annual Meeting without delivering your completed proxy card or completing a ballot will not count as a vote. Submitting a proxy will not prevent you from attending our Annual Meeting and voting in person.

Street Name Stockholder. Street name stockholders may generally vote their shares or submit a proxy to have their shares voted by one of the following methods:

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By Mail. You may indicate your vote by completing, signing and dating your voting instruction card or other information forwarded by your bank, broker or other nominee and returning it to such party in the manner specified in such materials.

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By Methods Listed on Voting Instruction Form. Please refer to your voting instruction form or other information forwarded by your bank, broker or other nominee to determine whether you may submit a proxy by telephone or electronically on the Internet, following the instructions on the voting instruction form or other information provided by the record holder.

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In Person with a Proxy from the Record Holder. You may vote in person at our Annual Meeting if you obtain a legal proxy from your bank, broker or other nominee. Please consult the voting instruction form or other information sent to you by the record holder to determine how to obtain a legal proxy in order to vote in person at our Annual Meeting.

Can I revoke my proxy?

Yes, if you are a stockholder of record, you can revoke your proxy at any time before it is exercised by:

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submitting written notice of revocation to our principal executive offices, which are located at 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056, Attn: Corporate Secretary no later than May 22, 2012;

•	submitting a later dated proxy with new voting instructions by mail;

•	attending our Annual Meeting and voting your shares in person; or

•	in any other manner permitted by law.

If you are a street name stockholder and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or other nominee in accordance with such entity’s procedures.

What is the effect of broker non-votes and what vote is required to approve each proposal?

If you hold your shares in “street name,” you will receive instructions from your bank, broker or other nominee describing how to vote your shares. If you do not instruct your bank, broker or other nominee how to vote your shares, they may vote your shares as they decide as to each matter for which they have discretionary authority under the rules of the New York Stock Exchange (the “NYSE”).

There are also non-discretionary matters for which banks, brokers and other nominees do not have discretionary authority to vote unless they receive timely instructions from you. When a bank, broker or other nominee does not have discretion to vote on a particular matter and you have not given timely instructions on how the bank, broker or other nominee should vote your shares, a “broker non-vote” results. Although any broker non-vote would be counted as present at the meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.

Abstentions occur when stockholders are present at our Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting. Abstentions will have no effect on the election of directors but will have the effect of a vote against the other proposals being considered at the meeting.

If your shares are held in street name and you do not give voting instructions, pursuant to NYSE Rule 452, the record holder will not be permitted to vote your shares with respect to Proposal 1 (Election of Class I Directors), Proposal 2 (Approval of Second Amended and Restated Long-Term Incentive Plan) or Proposal 3 (Advisory Vote to Approve Named Executive Officer Compensation), and your shares will be considered “broker non-votes” with respect to these proposals. If your shares are held in street name and you do not give voting instructions, the record holder will nevertheless be entitled to vote your shares with respect to Proposal 4 (Ratification of the Appointment of KPMG LLP) in the discretion of the record holder.

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Proposal 1 (Election of Class I Directors): To be elected, each director nominee must receive the affirmative vote of a plurality of the votes of the shares of Common Stock of holders present in person or represented by proxy at our Annual Meeting and entitled to vote on the proposal. This means that the director nominees with the most votes will be elected. Votes may be cast in favor of or withheld from the election of each nominee. Votes that are withheld from a director’s election will be counted toward a quorum, but will not affect the outcome of the vote on the election of a director. Broker non-votes will have no effect on the outcome of the vote for directors.

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Proposal 2 (Approval of Second Amended and Restated Long-Term Incentive Plan): Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock who are present in person or represented by proxy at our Annual Meeting and entitled to vote on the proposal. Abstentions will be counted in determining the total number of shares “entitled to vote” on this proposal and will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal.

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Proposal 3 (Advisory Vote to Approve Named Officer Executive Compensation): Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock who are present in person or represented by proxy at our Annual Meeting and entitled to vote on the proposal. Abstentions will be counted in determining the total number of shares “entitled to vote” on this proposal and will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal. While this vote is required by law, it will neither be binding on us or our Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, us or our Board. However, our Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

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Proposal 4 (Ratification of the Appointment of KPMG LLP): Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock who are present in person or represented by proxy at our Annual Meeting and entitled to vote on the proposal. Abstentions will be counted in determining the total number of shares “entitled to vote” on this proposal and will have the same effect as a vote “Against” this proposal.

Our Board has appointed Melvin C. Payne, our Chairman of the Board and Chief Executive Officer, and L. William Heiligbrodt as the management proxy holders for our Annual Meeting. For stockholders who have their shares voted by duly submitting a proxy by mail, the management proxy holders will vote all shares represented by such valid proxies as our Board recommends, unless a stockholder appropriately specifies otherwise.

Our Board recommends that you vote:

•	FOR the election of two Class I director nominees;

•	FOR the approval of our Second Amended and Restated 2006 Long-Term Incentive Plan;

•	FOR the approval, on an advisory basis, of our named executive officer compensation; and

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

What is a quorum?

A quorum is the presence at our Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of our Common Stock entitled to vote on a matter at our Annual Meeting. There must be a quorum for our Annual Meeting to be held. If a quorum is not present, our Annual Meeting may be adjourned from time to time until a quorum is reached. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of votes considered to be present at our Annual Meeting.

Who will bear the cost of soliciting votes for our Annual Meeting?

We will bear the entire cost of soliciting proxies, including the cost of the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to our stockholders in connection with our Annual Meeting. In addition to this solicitation my mail, certain directors, officers and employees may also solicit proxies on our behalf by use of mail, telephone, facsimile, electronic means, in person or otherwise. These persons will not receive any additional compensation for assisting in the solicitation but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. We have retained Georgeson, Inc. (“Georgeson”) to aid in the distribution of proxy materials and to provide voting and tabulation services for our Annual Meeting. For these services, we will pay Georgeson a fee of approximately $7,500 and reimburse it for certain expenses. We will also reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of our Common Stock.

Where can I find the voting results?

We will report the voting results in a periodic report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) within four business days of our Annual Meeting.

May I propose actions for consideration at next year’s annual meeting or nominate individuals to serve as directors?

You may submit proposals for consideration at future annual meetings. See “Stockholder Proposals for the 2013 Annual Meeting” for information regarding the submission of stockholder proposals at next year’s annual meeting.

How do I get directions to the Annual Meeting?

For directions to the Annual Meeting, please contact our Corporate Secretary at (713) 332-8400.

CORPORATE GOVERNANCE

General

We are deeply committed to integrity, reliability and transparency in our disclosures to the public. To evidence this commitment, our Board has adopted charters for its committees, Corporate Governance Guidelines and a Code of Business Conduct and Ethics. These documents provide the framework for our corporate governance. A complete copy of the current version of each of these documents is accessible through our website at www.carriageservices.com or you may receive copies free of charge by writing to us at Carriage Services, Inc., 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056, Attn: Investor Relations. Our Board regularly reviews corporate governance developments and modifies our governance documents as appropriate.

Independence

Our Corporate Governance Guidelines require that our Board composition comply with the NYSE listing standards, including the requirement that a majority of our Board consist of independent directors. Our Board has affirmatively determined that Messrs. DeCarlo, Patteson, Scott and Fingerhut do not have a material relationship with Carriage and, therefore, are “independent” as defined under the NYSE’s listing standards. Please read “Certain Relationships and Related Transactions— Related Party Transactions” for information regarding Mr. Scott’s relationship with Carriage.

Mr. Payne is not independent because he currently serves as our Chairman of our Board and Chief Executive Officer. Mr. Heiligbrodt is not independent because he currently serves as our Vice Chairman of our Board, Executive Vice President and Secretary.

Board Leadership Structure and Executive Sessions

Our Board adheres to a flexible approach on the question of whether to separate or combine the roles of Chairman and Chief Executive Officer. Our Board believes that these are matters that should be discussed and determined by our Board from time to time and that they depend upon the current performance of Carriage and the experience, knowledge and temperament of our Chief Executive Officer. Currently, our Board has combined the roles of Chairman and Chief Executive Officer in Mr. Payne. Our Board currently is of the view that it is in the best interest of Carriage and its stockholders for our Chief Executive Officer also to serve as our Chairman of our Board. Our Board believes this arrangement permits a clear, unified strategic vision for Carriage that ensures alignment between our Board and management, provides clear leadership for Carriage and helps ensure accountability for our performance.

Our Board’s goal is to achieve the optimal model for effective oversight of our management. It believes that there is no single, generally accepted approach to providing Board leadership, and that each of the possible leadership structures for a board must be considered in the context of the individuals involved and the specific circumstances facing a company. Accordingly, given the dynamic and competitive environment in which Carriage operates, the right Board leadership structure may vary as circumstances warrant.

Our Board believes that its current leadership structure provides independent Board leadership and engagement while deriving the benefit of having our Chief Executive Officer also serve as Chairman. As the individual with primary responsibility for managing our day-to-day operations and with in-depth knowledge and understanding of Carriage, our Board believes that Mr. Payne is best positioned to lead our Board through reviews of key business and strategic issues. Having an independent Lead Director (as discussed in more detail below) provides independent oversight of management, including risk oversight, while avoiding the risk of confusion regarding our Board’s oversight responsibilities and the day-to-day management of business operations.

Our corporate governance practices have provided balance and accountability to the unified role of Chairman and Chief Executive Officer. This is evidenced by a majority of experienced, independent directors, including a Lead Director with responsibilities on behalf of the independent directors, key Board committees comprised entirely of independent directors, and strong and effective governance principles.

In accordance with our Corporate Governance Guidelines, our independent directors meet in executive session at least quarterly, outside of the presence of management directors or other members of management, both with the independent auditors and then without anyone else present. In connection with our Corporate Governance Guidelines, our Board established the position of Lead Director, who is required to be qualified as independent and appointed by a majority of the independent directors. The Lead Director’s role is to facilitate the functioning of our Board independently of management and to enhance the quality of our Board’s governance. The Lead Director presides at the executive sessions of the independent directors. In 2010, Mr. Heiligbrodt was appointed as the Lead Director and served in this capacity until September 1, 2011. Effective September 1, 2011, the independent directors appointed David J. DeCarlo as the Lead Director.

Board’s Oversight of Risk

Our Board is responsible for overseeing our company’s management of risk. Our Board strives to effectively oversee our company’s enterprise-wide risk management in a way that balances managing risks while enhancing the long-term value of our company for the benefit of our stockholders. Our Board understands that its focus on effective risk oversight is critical to setting Carriage’s tone and culture towards effective risk management. To administer its oversight function, our Board seeks to understand Carriage’s risk philosophy by having discussions with management to establish a mutual understanding of Carriage’s overall appetite for risk. Our Board maintains an active dialogue with management about existing risk management processes and how management identifies, assesses and manages our most significant risk exposures. Our Board expects frequent updates from management about Carriage’s most significant risks so as to enable it to evaluate whether management is responding appropriately.

Our Board relies on each of its committees to help oversee the risk management responsibilities relating to the functions performed by such committees. Our Audit Committee periodically discusses with management Carriage’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. Our Compensation Committee helps our Board to identify our exposure to any risks potentially created by our compensation programs and practices. (For additional information about the relationship of our compensation policies and practices to risk management, please see “Compensation Policies and Practices as they Relate to Our Risk Management.”) Our Corporate Governance Committee oversees risks relating to our corporate compliance programs and assists our Board and management in promoting an organizational culture that encourages commitment to ethical conduct and a commitment to compliance with the law. Each of these committees is required to make regular reports of its actions and any recommendations to our Board, including recommendations to assist our Board with its overall risk oversight function. During each regularly scheduled Board meeting each year, the full Board also reviews our company’s long-term strategic plans for a particular division and the principal issues, including foreseeable risks that division expects to face in the future.

We believe that the oversight function of our Board and its committees combined with its active dialogue with management about effective risk management provides our company with the appropriate framework to help ensure effective risk oversight.

Director Nomination Process

Our Corporate Governance Committee is responsible for reviewing the requisite skills and characteristics of new Board members as well as the composition of our Board as a whole. Nominees for directorship are selected by our Corporate Governance Committee in accordance with the policies and principles in the charter of our Corporate Governance Committee, a copy of which is available free of charge on our website at www.carriageservices.com. Our Corporate Governance Committee believes that the minimum qualifications for serving as a director are that a nominee demonstrates an ability to make a meaningful contribution to our Board’s oversight of our business and affairs and have a reputation for ethical conduct. Nominees for director will include individuals who, taking into account their diversity, age, skills, and experience in the context of the needs of our Board, as well as other relevant factors such as conflicts of interest and other commitments, would enhance our Board’s ability to manage and direct our affairs and business. No director may serve on more than five other public company boards or on the audit committee for more than two other public companies. We have not established term limits as we do not wish to risk losing the contribution of directors who have been able to develop, over a period of time, increasing insight into our business and operations. However, we have determined that no director may be nominated to a new term if he or she would be age 75 or older at the time of the election. Although we do not have a formal policy on board diversity, when considering board candidates, our Corporate Governance Committee strives to achieve a balance of knowledge, experience, and perspective such that our Board reflects a diversity of backgrounds and experiences.

Our Corporate Governance Committee identifies candidates by asking our current directors and executive officers to notify our Corporate Governance Committee if they become aware of individuals who meet the criteria described above. Our Corporate Governance Committee also has the authority to engage firms that specialize in identifying director candidates. Our Corporate Governance Committee will also consider candidates recommended by stockholders. A stockholder may recommend nominees for director by giving our Corporate Secretary a written notice not less than 90 days prior to the anniversary date of the immediately preceding annual meeting. For our 2013 Annual Meeting of Stockholders, the deadline will be February 22, 2013, based upon this year’s meeting occurring on May 23rd. The notice must include the name and address of the stockholder giving notice and the number of shares of Common Stock owned by the stockholder. The notice must also include the full name, age, business address, principal occupation or employment of the nominee, the number of shares of Common Stock that the nominee beneficially owns, any other information about the nominee that must be disclosed in proxy solicitations under Regulation 14A of the Exchange Act, and the nominee’s written consent to the nomination and to serve, if elected.

Once our Corporate Governance Committee has identified a potential candidate, it collects and reviews available information regarding the individual, and if our Corporate Governance Committee determines that the candidate warrants further consideration, our Corporate Governance Committee Chair or another Committee member will contact the person. Generally, if the individual expresses a willingness to be considered for election to our Board, our Corporate Governance Committee will request information from the candidate, review the individual’s qualifications, and conduct one or more interviews with the candidate. When our Corporate Governance Committee has completed this process, it tenders its recommendation to our full Board for consideration.

Board’s Interaction with Stockholders

Our Chief Executive Officer and other corporate officers are responsible for establishing effective communication with our stockholders. It is our policy that management speaks for Carriage. This policy does not preclude independent directors from meeting with stockholders, but where appropriate, management should be present at such meetings.

Stockholders and other interested parties may contact any member of our Board or any of its committees via U.S. mail, by addressing any correspondence to our Board, the applicable committee, the independent directors as a group or any individual director by either name or title, in care of Carriage Services, Inc., 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056; Attn: Corporate Secretary. In the case of communications addressed to the independent directors, our Corporate Secretary will send appropriate stockholder communications to the Lead Director. In the case of communications addressed to a committee of our Board, our Corporate Secretary will send appropriate stockholder communications to the Chairman of such committee.

Annual Evaluations; Succession Planning

We have an annual process for our Board and each committee to perform self-evaluations. These are conducted through written questionnaires compiled on a confidential basis by the Chairman of our Corporate Governance Committee with summary results presented to our full Board annually. In addition, our Compensation Committee performs an annual evaluation of our Chief Executive Officer’s performance.

As part of our long-range planning, our Corporate Governance Committee is charged with evaluating the succession of our Chief Executive Officer, both in the event of an emergency and upon retirement.

Business Conduct and Ethics

Our Code of Business Conduct and Ethics requires all of our directors, officers and employees to adhere to certain basic principles to uphold our mission to be the most professional, ethical and highest quality service organization in the death care industry. Our code requires them to comply with the law, avoid conflicts of interest, compete fairly and honestly, maintain a safe and healthy work environment, and preserve our assets. We do not presently believe that there will be any occasion requiring any changes in or waivers under the code, but in the event of exceptional circumstances in which such a change or waiver becomes necessary, it would require Board approval and, where appropriate, prompt public disclosure. Our code includes specific compliance procedures and a mechanism for reporting violations through our Human Resources Department. A copy of our Code of Business Conduct and Ethics is available free of charge on our website at www.carriageservices.com.

Organization and Committees of Our Board

During 2011, our Board met eight times and acted by unanimous consent four additional times. Each of the directors attended all of the meetings of our Board. Our Board currently has, and appoints the members of, Compensation, Audit, Corporate Governance and Executive Committees. The functions of each committee, and the number of meetings held during 2011, are described below. The current members of each committee are identified in the following table:

Director	Compensation	Audit	Corporate Governance	Executive
Melvin C. Payne(*)				X
L. William Heiligbrodt(**)				Chairman
Richard W. Scott(I)	X	X	Chairman
Donald D. Patteson, Jr.(I)	X	Chairman	X
David J. DeCarlo(I)	Chairman	X	X	X
Barry K. Fingerhut(I)	X	X	X

(*)	Chairman of our Board, Chief Executive Officer and Director.
(**)	Vice Chairman of our Board, Executive Vice President, Secretary and Director.
(I)	Independent Director.

Compensation Committee. Pursuant to the charter of our Compensation Committee, the purposes of our Compensation Committee are to:

•	review, evaluate and approve our officer compensation plans, policies and programs;

•	recommend to our Board director compensation plans, policies and programs;

•	produce the Compensation Committee Report on executive compensation for inclusion in our proxy statement for our annual meeting of stockholders;

•	otherwise discharge our Board’s responsibilities relating to compensation of our officers and directors, including approval of grants to officers and employees under our stock incentive plans; and

•	perform such other functions as our Board may assign to our Compensation Committee from time to time.

In connection with these purposes, our Board has entrusted our Compensation Committee with the overall responsibility for establishing, implementing and monitoring the compensation for our executive officers. In general, executive compensation matters are presented to our Compensation Committee or raised with our Compensation Committee in one of the following ways: (1) at the request of our Compensation Committee Chairman or another Compensation Committee member or member of our Board, (2) in accordance with our Compensation Committee’s agenda, which is reviewed by our Compensation Committee members and other directors on an annual basis, (3) by our Chief Executive Officer or (4) by our Compensation Committee’s outside compensation consultant, if a consultant has been engaged by our Compensation Committee.

Our Compensation Committee makes all final decisions regarding executive officer compensation. Mr. Payne’s role as our Chairman of the Board and Chief Executive Officer in determining executive compensation is to make recommendations on compensation decisions for those other than himself based on the individual performance of each executive officer and our overall performance. Management’s role in determining executive compensation includes:

•

developing, summarizing and presenting information and analyses to enable our Compensation Committee to execute its responsibilities, as well as addressing specific requests for information from our Compensation Committee;

•	attending our Compensation Committee’s meetings as requested in order to provide information, respond to questions and otherwise assist our Compensation Committee;

•	developing individual executive officer bonus plans for consideration by our Compensation Committee and reporting to our Compensation Committee regarding achievement against the bonus plans; and

•	preparing stock award recommendations for our Compensation Committee’s approval.

Pursuant to its charter, our Compensation Committee has authority to retain and terminate any compensation consultant to be used to assist in the evaluation of the compensation of our executive officers and directors and also has the sole authority to approve the consultant’s fees and other retention terms. Our Compensation Committee retained Mercer in 2011 to calculate the performance unit payouts to our executive officers for grants made in 2009. Please read “Compensation Discussion and Analysis—Long-Term Equity Based Incentives” for further discussion.

To the extent permitted by applicable law, our Compensation Committee may form and delegate some or all of its authority under its charter to subcommittees when it deems such action appropriate.

In 2011, our Compensation Committee met five times and acted by unanimous consent four times. Each member of our Compensation Committee was present at all meetings. Our Compensation Committee is governed by the Compensation Committee Charter, which is available free of charge on our website at www.carriageservices.com.

Audit Committee. Our Audit Committee has been established to assist our Board in fulfilling its oversight responsibilities regarding the:

•	integrity of our financial statements;

•

qualifications and independence of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other review or attestation services for Carriage;

•	oversight of our internal audit function and independent auditors;

•	compliance by Carriage with legal and regulatory requirements;

•	annually prepare the Audit Committee Report for inclusion in our proxy statement for our annual meeting of stockholders in accordance with applicable rules and regulations; and

•	perform such other functions as our Board may assign to our Audit Committee from time to time.

In connection with these purposes, our Audit Committee annually selects, engages and evaluates the performance and ongoing qualifications of, and determines the compensation for, our independent registered public accounting firm, reviews our annual and quarterly financial statements and confirms the independence of our independent registered public accounting firm. Our Audit Committee also meets with our management and external registered public accounting firm regarding the adequacy of our financial controls and our compliance with legal, tax and regulatory matters and significant internal policies. While our Audit Committee has the responsibilities and powers set forth in its charter, it is not the duty of our Audit Committee to plan or conduct audits, to determine that our financial statements are complete and accurate or to determine that such statements are in accordance with accounting principles generally accepted in the United States and other applicable rules and regulations. Our management is responsible for the preparation of our financial statements in accordance with accounting principles generally accepted in the United States and our internal controls. Our independent registered public accounting firm is responsible for the audit work on our financial statements. It is also not the duty of our Audit Committee to conduct investigations or to assure compliance with laws and regulations and our policies and procedures. Our management is responsible for compliance with laws and regulations and compliance with our policies and procedures.

Our Audit Committee met six times during 2011. Each member of our Audit Committee was present at all meetings. See “Audit Committee Report” below for additional information regarding our Audit Committee. Our Audit Committee is governed by the Audit Committee Charter, which is available free of charge on our website at www.carriageservices.com.

All members of our Audit Committee are independent as that term is defined in the NYSE’s listing standards and by Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board has determined that each member of our Audit Committee is financially literate and that Mr. Patteson has the necessary accounting and financial expertise to serve as Chairman. Our Board has also determined that Mr. Patteson is an “audit committee financial expert” following a determination that he met the criteria for such designation under the SEC’s rules and regulations. For information regarding Mr. Patteson’s business experience, please read “Proposal No. 1: Election of Directors.”

Corporate Governance Committee. Our Corporate Governance Committee provides oversight with respect to our Corporate Governance Guidelines, which includes reviewing the structure of our full Board and making recommendations regarding the size of our Board and the number and classification of directors. Our Corporate Governance Committee also conducts a search for suitable and qualified candidates to nominate to serve as directors each year when certain directors’ terms in office expire, and submits the names of such candidates for consideration by our Board. Our Corporate Governance Committee met four times in 2011 and all committee members were present at each meeting.

Executive Committee. Our Executive Committee acts on behalf of our Board in between meetings of our Board, assures coordination of activity among the various committees of our Board, and serves as a sounding board for the Chairman of the Board in the overall management of the business and affairs of Carriage. Our Executive Committee met two times in 2011 and all committee members were present.

Attendance at Annual Stockholder Meetings

Each of our directors is expected to devote sufficient time and attention to his duties and to attend all Board, committee and stockholders’ meetings. Although we do not have a formal policy requiring them to do so, we encourage our directors to attend the annual meeting of stockholders and expect that they will do so. All of our then current directors attended the 2011 Annual Meeting of Stockholders.

DIRECTOR COMPENSATION

General

We compensate our directors through cash payments, including retainers and meeting attendance fees, and through stock-based awards. Our Director Compensation Policy provides that any new director will receive, upon appointment to our Board, a grant of $100,000 in shares of our Common Stock. Common Stock grants are issued under our Amended and Restated 2006 Long-Term Incentive Plan.

Our Director Compensation Policy in effect for 2011 provided for the following cash payments, including retainers and meeting attendance fees, and stock-based awards: (a) the Chairman of our Audit Committee was entitled to an annual cash retainer of $15,000 and the Chairman of each of our Compensation, Corporate Governance, and Executive Committees was entitled to an annual cash retainer of $10,000; (b) the Lead Director of our Board was entitled to an annual cash retainer of $15,000 (policy in effect through September 1, 2011); and (c) each independent director of our Board was entitled to an annual cash retainer of $30,000 paid on a quarterly basis and an annual equity retainer of $40,000 in shares of Common Stock. Additionally, each independent director was entitled to $1,500 for each regular or special meeting of our full Board attended in person or by phone. Audit Committee members received $1,500 for each committee meeting held in person or by phone and attend by such director, and members of the other committees and their chairmen each received $1,000 for each committee meeting held in person or by phone and attended by such director.

Effective September 1, 2011, our Board amended our Director Compensation Policy. This amendment changed the amount of the annual cash retainer for the Lead Director from $15,000 to $115,000, payable in quarterly installments.

Effective March 5, 2012, our Board approved a new Director Compensation Policy, which provides for the following: (a) the chairman of our Audit Committee receives a retainer of $17,500 and the chairman of each of the Compensation, Corporate Governance and Executive Committees is entitled to an annual cash retainer of $15,000; and (b) each independent director of our Board is entitled to an annual cash retainer of $40,000 paid on a quarterly basis and an annual equity retainer of $75,000 in shares of Common Stock issued at our Annual Meeting. Additionally, each independent director is entitled to $2,000 for each regular or special meeting of the full Board, our Audit Committee and the Executive Committee attended in person or by phone. Members of the other committees and their chairmen receive $1,600 for each committee meeting held in person or by phone that such director attends.

Under our Director Compensation Policy, the annual cash retainers for each Committee chairman and the annual equity retainer are paid on the date of our Annual Meeting.

2011 Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards(1)		Total
Richard W. Scott	$77,500	$40,000	(1)	$117,500
David J. DeCarlo	$74,050	$100,000	(2)	$174,050
Donald D. Patteson, Jr.	$25,745	$100,000	(2)	$125,745
Barry K. Fingerhut(3)	—	—		—
Vincent D. Foster(4)	$65,850	$40,000	(1)	$105,850
Ronald A. Erickson(5)	$22,375	—		$22,375

(1)	On May 17, 2011, Messrs. Foster and Scott each received an annual equity grant of $40,000 in shares of fully vested Common Stock, resulting in 6,802 shares granted to each individual, based upon a closing price of $5.88 on such date. Amounts reported with respect to these awards reflect the grant date fair value, calculated in accordance with FASB ASC Topic 718. As of December 31, 2011, Mr. DeCarlo had 8,503 shares of restricted stock outstanding and Mr. Patteson had 9,957 shares of restricted stock outstanding, described in footnote 3 below. None of our other outside directors had restricted stock, stock options or other equity-based awards outstanding as of December 31, 2011.
(2)

Messrs. DeCarlo and Patteson each received shares of Common Stock totaling 17,006 and 19,193 shares, respectively, for new director compensation awards valued at $100,000 each, based upon the closing price of our Common Stock on the date of grant. Half of these shares were fully vested on the date of grant and the remaining half were shares of restricted stock that will vest in equal installments on each of the first two anniversaries of the date of grant. For Mr. DeCarlo, 8,503 shares were vested upon grant on May 17, 2011 and an additional 4,251 shares will vest on May 17, 2012 and 4,252 will vest on May 17, 2013. For Mr. Patteson, 9,957 shares were vested upon grant on August 10, 2011 and an additional 4,798 shares will vest on August 10, 2012 and 4,799 will vest on August 10, 2013. Amounts reported with respect to these awards reflect the grant date fair value, calculated in accordance with FASB ASC Topic 718.
(3)	Mr. Fingerhut was appointed to our Board on March 5, 2012. At that time, he was awarded 16,835 shares for new director compensation awards valued at $100,000. He did not serve as a director during 2011.
(4)	Mr. Foster resigned from our Board effective November 3, 2011.
(5)	Mr. Erickson resigned from our Board effective May 17, 2011.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

We currently have six directors on our Board who each serve staggered three-year terms. At our Annual Meeting, the stockholders will elect two individuals to serve as Class I directors for a new three-year term expiring on the date of the 2015 annual meeting and until the successors are duly elected and qualified.

Our Corporate Governance Committee has recommended that we nominate Melvin C. Payne and Richard W. Scott for re-election at our Annual Meeting to serve as Class I directors for a three-year term. Proxies may be voted for the Class I directors. The biography descriptions for Mr. Payne and Mr. Scott are included below.

Our Board unanimously recommends that you vote “FOR” the election of the Class I director nominees.

You may not cumulate your votes in the election of the Class I directors. You may withhold authority to vote for the nominees for director. If a nominee becomes unable to serve as a director before our Annual Meeting (or decides not to serve), the individuals named as proxies will vote, in accordance with instructions provided, FOR such other nominee as we may designate as replacements or substitutes.

The following table sets forth the name, age and title of the persons who have been nominated for election as Class I directors and our other current directors. The members of our Board committees are noted below.

Name	Age	Positions and Officers with Carriage, Director Since
Continuing Class I Directors
(If elected, term expires at 2015 Annual Meeting)
Melvin C. Payne	69	Chairman of the Board, Chief Executive Officer and Director, 1996
Richard W. Scott	58	Director, 2009

Class II Directors
(Term expires at 2013 Annual Meeting)

L. William Heiligbrodt	70	Vice Chairman, Executive Vice President, Secretary and Director, 2009
Barry K. Fingerhut	66	Director, 2012(1)

Class III Directors
(Term expiring at 2014 Annual Meeting)
David J. DeCarlo	66	Director, 2011
Donald D. Patteson, Jr.	66	Director, 2011

(1)	On March 5, 2012, our Board elected Barry K. Fingerhut to serve as a Class II director until our 2013 Annual Meeting of Stockholders. Mr. Fingerhut was appointed to serve on our Audit, Compensation and Corporate Governance Committees.

Our Board believes that each of our directors is highly qualified to serve as a member of our Board. Each of the directors has contributed to the mix of skills, core competencies and qualifications of our Board. Our directors are highly educated and have diverse backgrounds and talents and extensive track records of success in what we believe are relevant positions with reputable organizations. Our Board believes that through their varying backgrounds, our directors bring a wealth of experiences and new ideas to our Board.

Described below are the principal occupations, positions and directorships for at least the past five years of our directors and director nominees, as well as certain information regarding their individual experience, qualifications, attributes and skills that led our Board to conclude that they should serve on our Board. There are no family relationships among any of our directors or executive officers.

Melvin C. Payne, a management founder of Carriage, has been our Chairman of the Board and Chief Executive Officer since December 1996. Mr. Payne has been a director and Chief Executive Officer of Carriage since our inception in 1991. Prior to co-founding Carriage, Mr. Payne spent 10 years in the private company turnaround business involving numerous industries. Prior to his turnaround career, Mr. Payne worked 10 years in the corporate lending business, initially with Prudential Insurance Company and later with Texas Commerce Bank in Houston. Mr. Payne was selected to serve on our Board because he is our Chief Executive Officer and our founder and has proven management skills. Mr. Payne’s diverse industry and financial experience coupled with his personal leadership and founder’s vision for Carriage make him highly qualified to serve as Chairman of the Board.

Richard W. Scott is a seasoned financial services executive with over 30 years of capital markets experience. Since January 2009, he has served as the Senior Vice President and Chief Investment Officer of Loews Corporation, a diversified holdings company, and from 2001 to 2008 he was a senior executive in Insurance Portfolio Management with AIG Investments, a global company engaged in asset management, including service as the Chief Investment Officer–Insurance Operations. His career has included extensive executive and professional responsibility for all aspects of fixed income and insurance portfolio management on both domestic and global platforms, as well as extensive experience as a mergers and acquisitions and capital markets attorney. Mr. Scott brings multidimensional experience to Carriage. He was selected to serve on our Board because of his extensive experience in merger and acquisition transaction analysis, investment management, capital markets strategy and financial performance measurement, all of which provide valuable insight to Carriage.

L. William Heiligbrodt has been our Vice Chairman of the Board, Executive Vice President and Secretary since September 2011. From February 2009 to September 2011, Mr. Heiligbrodt was an independent director of Carriage. From February 2003 until his appointment on our Board, Mr. Heiligbrodt was a private investor and managing partner in a family business. From February 1999 to February 2003, he served as a consultant to Service Corporation International, a funeral services corporation (“SCI”). Mr. Heiligbrodt was the President and Chief Operating Officer of SCI until February 1999, and, prior to holding such positions, served in various management positions with SCI beginning in February 1990. Prior to joining SCI, Mr. Heiligbrodt served as President of Provident Services, Inc. from March 1988 to February 1990. Prior to that, he served for five years as Vice Chairman and Chief Executive Officer of WEDGE Group Incorporated. Before Wedge Group Inc., Mr. Heiligbrodt served as Chairman of Texas Commerce Bank, Houston and Vice Chairman of Texas Commerce Bancshares, Inc. and as a director of both companies. Mr. Heiligbrodt was selected to serve on our Board because of his significant experience in banking, corporate finance and death care industry operations and growth strategies. Our Board believes that this experience makes Mr. Heiligbrodt uniquely qualified to serve as our Vice Chairman, Executive Vice President and Secretary.

Barry K. Fingerhut was elected to our Board in March 2012. Mr. Fingerhut has been the Chief Executive Officer and majority equity owner of Certification Partners, LLC, a developer and global distributor of IT certification programs, since the fall of 2010. Prior to 2010, he focused much of his career in investing in small capitalization companies in the for-profit education and training, publishing, media, consumer services, hydrocarbon, investment and financial services industries. He served as President of GeoCapital, LLC from 1981 to 2004, following two years at First Manhattan Co. and four years as a Limited Partner, then as General Partner of Weiss, Peck & Greer. In 1992, he co-founded Wheatley Partners, a venture capital partnership, specializing in investments in new technologies and services. In 2004, he formed Fingerhut Management, a family and friends investment office in New York City. In 2009, he co-founded The Caregiver Institute, LLC, formed to address the enormous challenges of aiding the work of home caregivers in the United States. Mr. Fingerhut also served on our Board for the period from 1995 through 1999. Mr. Fingerhut was selected to serve on our Board due to his past experience with Carriage and his extensive investment knowledge. Our Board believes that this experience and knowledge makes him a highly qualified member of our Board.

David J. DeCarlo was elected to our Board in May 2011. He has had more than 24 years of experience in the death care industry, having served as an executive officer in various roles for Matthews International (“Matthews”), a leading worldwide supplier of death care products, including serving as President of the Bronze Division and Group President of the Memorialization Group. Mr. DeCarlo also served as a director of Matthews for 22 years. He retired from Matthews as Vice Chairman of the Board of Directors in 2008. Before joining Matthews in 1985, Mr. DeCarlo held diverse management and executive roles in finance, manufacturing, operations, sales, marketing and management and information systems at several Fortune 500 companies. Mr. DeCarlo has an MBA in Finance, a Masters of Arts in Economics and Statistics, and a Ph.D. in Applied Economics and Finance (all but dissertation) from the Wharton School of Finance and University of Pennsylvania, as well as a Bachelor of Science degree in Industrial Management from West Virginia University. Mr. DeCarlo was selected to serve on our Board as a result of his long history in the death care industry and experience in a multitude of executive roles in other industries, which make him highly qualified to be a member of our Board.

Donald D. Patteson, Jr. was elected to our Board in August 2011. He is the founder and Chairman of the Board of Directors of Sovereign Business Forms, Inc. (“Sovereign”), a consolidator in the wholesale manufacturing of custom business forms and related products segment of the printing industry. Prior to founding Sovereign in August 1996, he served as Managing Director of Sovereign Capital Partners, an investment firm specializing in leveraged buyouts. Mr. Patteson also previously served as President and Chief Executive Officer of WBC Holdings, Inc., a consolidator in the rent-to-own industry, and was President and Chief Executive Officer of Temple Marine Drilling, Inc./R.C. Chapman Drilling Co., Inc., a consolidation and workout subsidiary of GE Capital in the drilling industry. He was President, Chief Executive Officer and Director of Temple Drilling and held various other executive and financial management positions in the offshore drilling industry. Mr. Patteson began his business career with Arthur Andersen’s management consulting practice. Mr. Patteson currently serves on the Board of Directors of Rosetta Resources, Inc. as a member of the Audit Committee and Chairman of the Compensation Committee. Mr. Patteson was selected to serve on our Board based on his experience with executive and financial management roles as well as his experience in the consolidation industry.

PROPOSAL NO. 2:

APPROVAL OF THE CARRIAGE SERVICES, INC. SECOND AMENDED AND RESTATED

2006 LONG-TERM INCENTIVE PLAN

General

Our Board is requesting that stockholders vote in favor of an amendment and restatement of our Amended and Restated 2006 Long-Term Incentive Plan (the “LTIP”). Our Board has approved the amendment and restatement of the LTIP (the “Restated LTIP”), subject to stockholder approval. If approved by stockholders, the Restated LTIP will (a) increase the maximum number of shares of Common Stock (“Shares”) reserved for issuance under the LTIP by an additional 2,150,000 Shares to a total of 5,000,000 Shares, (b) remove the restriction on the number of Shares that may be subject to awards granted to any single participant in a fiscal year and replace it with restrictions on the number of stock options or stock appreciation rights that may be granted to any single participant in a fiscal year, (c) provide that all awards of restricted stock, stock awards or other incentive awards granted under the LTIP (other than Performance Awards (as defined below) or grants made to outside directors) will have a vesting period of not less than three years and (d) incorporate certain other non-material ministerial changes. As of March 5, 2012, 646,000 Shares remained available for future issuance under the LTIP. In addition, as of March 5, 2012, approximately 650,000 Shares remained outstanding with respect to unvested restricted stock awards and options to purchase approximately 267,000 Shares remained unvested. Our 350,800 outstanding stock options have a weighted average exercise price of $5.44 and a weighted average remaining exercisable life of 1.98 years, each as of March 5, 2012.

Approval of this proposal requires the affirmative vote of a majority of the outstanding Shares present or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Abstentions will be counted in determining the total number of Shares “entitled to vote” on this proposal and will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal.

The following description of the Restated LTIP is a summary of the material features of the Restated LTIP. This summary, however, does not purport to be a complete description of all the provisions of the Restated LTIP. The summary is qualified in its entirety by reference to the Restated LTIP, a copy of which is attached hereto as Exhibit A and incorporated herein by reference.

Our Board unanimously recommends that you vote “FOR” the approval of the Second Amended and Restated 2006 Long-Term Incentive Plan.

Purpose

The purpose of the Restated LTIP is to attract and retain highly qualified individuals to perform services for us and our affiliates and to serve on our Board, to further align the interests of those individuals with those of our stockholders, and closely link compensation with our performance. We are committed to creating long-term stockholder value. Our compensation philosophy is based on a belief that we can best create stockholder value if employees and directors act and are rewarded as business owners. We believe that an equity stake through equity compensation programs effectively aligns employee and stockholder interests by motivating and rewarding performance that will enhance stockholder value. Our Board believes that existing equity grants have contributed substantially to achievement of our success and that the future granting of equity awards will continue to contribute to our success and is comparable with the practices of other companies. If the Restated LTIP is approved by our stockholders, we will have additional authorized Shares available for future grants, for new hires and retention of existing key employees and directors.

Administration

The Restated LTIP will continue to be administered by our Compensation Committee, which consists solely of persons who qualify as “independent” under NYSE guidelines, as “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”)) and “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the Exchange Act). Subject to the terms of the Restated LTIP, our Compensation Committee shall have total and exclusive responsibility to control, operate, manage and administer the Restated LTIP in accordance with its terms. The Restated LTIP continues to give our Compensation Committee broad authority, subject to the terms of the Restated LTIP, to enable it to discharge its responsibilities with respect to the Restated LTIP.

Eligibility

Our Compensation Committee selects participants from those employees and outside directors (together, “Participants”) who, in the opinion of our Compensation Committee, are in a position to make a significant contribution to our success and the success of our affiliates. Only individuals who are employed by us or by our affiliates are eligible to receive incentive stock options. Our Compensation Committee determines in its discretion which eligible persons will receive awards under the Restated LTIP. As of April 4, 2012, approximately 250 individuals, including four executive officers, four outside directors and 242 other employees, were eligible to receive awards under the Restated LTIP.

Stock Subject to the Restated LTIP

Of the 2,850,000 Shares previously reserved for grants of awards under the LTIP, only 645,000 Shares remain available for future grants. The proposed additional 2,150,000 Shares will be reserved for future grants under the Restated LTIP. If the Restated LTIP is approved by the stockholders, the maximum number of Shares that may be subject to existing and future Awards granted under the Restated LTIP will be 5,000,000 Shares, subject to adjustment for corporate events such as recapitalizations, stock splits, stock dividends and other corporate events. See “—Equitable Adjustments” below.

If an award granted under the Restated LTIP, including an award granted and outstanding as of May 24, 2012, is cancelled, forfeited, expires, or lapses for any reason, the undelivered Shares that were subject to the award will be available for the grant of future awards under the Restated LTIP. The number of Shares available for grant of awards under the Restated LTIP will also be increased by (a) the number of Shares delivered or withheld to pay the exercise price of any award and (b) the number of Shares delivered or withheld to pay withholding taxes payable upon exercise, vesting or payment of any award.

Awards under the Restated LTIP

The Restated LTIP allows our Compensation Committee to award (each of the following, an “Award”) (a) options to purchase Common Stock, (b) restricted stock, (c) stock appreciation rights (“SARs”), (d) performance awards (“Performance Awards”), (e) stock awards, (f) other incentive awards, or (g) any combination of the foregoing, in such amounts and at such times as established by our Compensation Committee, subject to the terms of the Restated LTIP.

Stock Options. A stock option is the right to acquire Shares at a fixed exercise price for a fixed period of time. Stock options may be granted by our Compensation Committee in the form of incentive stock options or nonqualified stock options or a combination of both. Stock options are subject to the terms and conditions, including vesting conditions, set by our Compensation Committee and incentive stock options are subject to further statutory restrictions that are set forth in the Restated LTIP. The maximum number of Shares that may be subject to all stock options granted to a Participant in a single fiscal year is 100,000. No stock option is exercisable later than ten years after the grant date.

The exercise price at which a share of Common Stock may be purchased upon exercise of a stock option is determined by our Compensation Committee, but the exercise price is generally not permitted to be less than 100% of the fair market value per Share on the date the stock option is granted unless (a) the stock option was granted through the assumption of, or in substitution for, an outstanding award previously granted to an individual who becomes an employee of us or one of our affiliates as a result of a merger, consolidation, acquisition, or other corporate transaction involving us and/or one of our affiliates and (b) the stock option complies with the requirements of Section 409A of the Code. In addition, if the recipient of an incentive stock option is a 10% or greater stockholder, the exercise price for the incentive stock option may not be less than 110% of the fair market value on the date of grant.

Restricted Stock. Restricted stock awards are Shares that vest in accordance with terms established by our Compensation Committee in its discretion. Our Compensation Committee has the authority to determine the terms, conditions and restrictions, including, without limitation, the vesting schedule (or specified performance goals, in the case of a Performance Award) applicable to each restricted stock award. Under the terms of the Restated LTIP, no award of restricted stock (other than a Performance Award) granted to a Participant (other than an outside director) may have a vesting period of less than three years.

Stock Appreciation Rights. SARs are awards that give a Participant a right to receive payment from us in an amount equal to (a) the excess of the fair market value of a Share on the date of exercise over the exercise price, multiplied by (b) the number of shares with respect to which the SAR is exercised. Our Compensation Committee may grant SARs in such numbers and at such times as it shall determine, but the maximum number of Shares that may be subject to all SARs granted to a Participant in a single fiscal year is 100,000. SARs vest and become exercisable in whole or in such installments and at such times as determined by our Compensation Committee. The price at which SARs may be exercised is determined by our Compensation Committee but shall not be less than 100% of the fair market value per Share on the grant date unless (i) the SARs were granted through the assumption of, or in substitution for, an outstanding award previously granted to an individual who becomes an employee of us or one of its affiliates as a result of a merger, consolidation, acquisition, or other corporate transaction involving us and/or one of our affiliates and (ii) the SARs comply with the requirements of Section 409A of the Code. Proceeds from the exercise of a SAR may be paid in cash, Shares, or a combination of both, as determined by our Compensation Committee. The term of each SAR is specified by our Compensation Committee, but will not exceed ten years.

Stock and Other Incentive Awards. Our Compensation Committee may grant Awards in the form of stock awards or other incentive awards in such numbers, at such times, and subject to such conditions as it determines. Under the terms of the Restated LTIP, no stock award or other incentive award (other than a Performance Award) granted to a Participant (other than an outside director) may have a vesting period of less than three years.

Performance Awards. Performance Awards may be payable in the form of cash, Shares, or a combination of both. Performance Awards are conditioned upon the level of achievement of one or more stated performance goals over a specified performance period that is shorter than one year. Performance Awards may be combined with other Awards to impose performance criteria as part of the terms of such other Awards. Each Award Agreement embodying a Performance Award will set forth (a) the amount, including a target and maximum amount if applicable, a Participant may earn in the form of cash or Shares or a formula for determining such amount, (b) the performance criteria and level of achievement versus such criteria that will determine the amount payable or number of Shares to be granted, issued, retained and/or vested, (c) the performance period over which performance is to be measured, (d) the timing of any payments to be made, (e) restrictions on the transferability of the Award, and (f) such other terms and conditions as our Compensation Committee may determine that are not inconsistent with the Restated LTIP. Under the terms of the Restated LTIP, no Performance Award that is an award of restricted stock may have a Restricted Period (as defined in the Restated LTIP) of less than one year.

Performance Goals. The performance measure(s) to be used for purposes of Performance Awards under the Restated LTIP may consist of one or more or any combination of the following criteria: (a) earnings or earnings per share (whether on a pre-tax, after-tax, operational or other basis), (b) return on equity, (c) return on assets or net assets, (d) return on capital or invested capital and other related financial measures, (e) cash flow, (f) revenues, (g) income or operating income, (h) expenses or expense levels, (i) one or more operating ratios, (j) stock price, (k) total stockholder return, (l) market share, (m) operating profit, (n) profit margin, (o) capital expenditures, (p) net borrowing, debt leverage levels, credit quality or debt ratings, (q) the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions, (r) net asset value per share, (s) economic value added, and (t) individual business objectives. The performance goals based on these performance measures may be made relative to the performance of other business entities.

Deductibility. Under Section 162(m) of the Code, income tax deductions of publicly-traded companies may be limited to the extent total compensation for certain executive officers exceeds $1 million in any one year. The Section 162(m) deduction limit does not apply to qualified “performance-based” compensation that is established by an independent compensation committee and adequately disclosed to, and approved by, stockholders. In particular, stock options and SARs satisfy the performance-based requirement only if the maximum number of Shares subject to such Awards that can be granted to any particular Participant within a specified period is limited under the Restated LTIP, and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date).

Our Compensation Committee will determine in its sole discretion whether all or any portion of a Performance Award is intended to satisfy the requirements for “performance-based” compensation under Section 162(m) of the Code (“162(m) Requirements”). The performance criteria for any Performance Award that is intended to satisfy such requirements will be established in writing by our Compensation Committee based on the performance goals set forth in the Restated LTIP not later than 90 days after the commencement of the performance period with respect to such Award. At the time of the grant of a Performance Award and to the extent permitted under Section 162(m) of the Code and regulations thereunder for a Performance Award intended to satisfy the 162(m) Requirements, our Compensation Committee may provide for the manner in which the performance goals will be measured in light of specified corporate transactions, extraordinary events, accounting changes and other similar occurrences.

Equitable Adjustments

If there is any change in the number or kind of Shares outstanding, by reason of a stock dividend, spin-off, recapitalization, stock split, combination, exchange of Shares, merger, reorganization, consolidation, reclassification, or other change in our capital structure, our Compensation Committee will make appropriate adjustments to reflect any increase or decrease in the number of, or change in the kind or value of, issued Shares to preclude, to the extent practicable, the enlargement or dilution of rights under such Awards. Our Compensation Committee shall also have the sole discretion to determine the manner in which Shares available for grant of Awards under the Restated LTIP are counted.

Corporate Changes

Except as otherwise provided in an Award Agreement, if a Participant’s employment with us is terminated for any reason other than death, for cause, inability to perform or due to such Participant’s termination of his or her employment for good reason within the one-year period following a Corporate Change (as defined in the Restated LTIP), then any time periods, conditions or contingencies (including vesting conditions) relating to the exercise or realization of, or lapse of restrictions under, any Award will be automatically accelerated or waived so that the Award may be realized in full (if no exercise of the Award is required) or exercised in full (if exercise of the Award is required) upon the termination of such Participant’s employment.

In the event of a Corporate Change, our Compensation Committee may, on or prior to the date of such Corporate Change, take any of the following actions: (a) require that Participants surrender their stock options or SARs in exchange for cash, Common Stock or securities of another company (or any combination thereof), having a value equal to the amount by which the fair market value of the Shares underlying the stock options or SARs exceeds the exercise or grant price; and (b) pay to Participants holding restricted stock, Performance Awards or Other Incentive Awards as settlement of such Awards an amount equal to the value of such Awards (and dividend rights) at the time of such settlement.

Transferability

Except as otherwise set forth in the Restated LTIP or provided by our Compensation Committee, no Award shall be subject to execution, attachment or similar process, and no Award may be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of, other than by will or pursuant to the applicable laws of descent and distribution. In the event of legal incapacity or death, an Award may be exercised by the incapacitated Participant’s guardian or legal representative, or the person so entitled to succeed to receive the deceased Participant’s rights under the Award, respectively.

Expiration; Amendment; Termination

Unless terminated earlier by our Board, the Restated LTIP will expire on the day prior to the tenth anniversary of its effective date. If approved by our stockholders, the effective date of the Restated LTIP will be May 24, 2012.

Our Board may at any time suspend, terminate, amend or modify the Restated LTIP, in whole or in part; provided, however, under certain circumstances described more fully in the Restated LTIP, no amendment or modification of the Restated LTIP shall become effective without the approval by the holders of at least a majority of the Shares if (a) such amendment or modification increases the maximum number of Shares subject to the Restated LTIP (except for adjustments contemplated by Article IV of the Restated LTIP) or changes the designation or class of persons eligible to receive Awards under the Restated LTIP, or (b) our counsel determines that such approval is otherwise required by or necessary to comply with applicable law or the listing requirements of the NYSE or such other exchange or association on which the Common Stock is then listed or quoted. An amendment to the Restated LTIP shall not require stockholder approval if it curtails rather than expands the scope of the Restated LTIP, nor if it is made to conform the Restated LTIP to new statutory or regulatory requirements that arise after submission of the Restated LTIP to stockholders for their approval. Upon termination of the Restated LTIP, the terms and provisions of the Restated LTIP will continue to apply to Awards granted prior to such termination. Subject to the terms of the Restated LTIP, no suspension, termination, amendment or modification of the Restated LTIP shall adversely affect in any material way any Award previously granted under the Restated LTIP, without the consent of the Participant holding such Award.

S-8 Registration

We intend to file with the SEC a registration statement on Form S-8 covering the additional Shares issuable under the Restated LTIP following approval of this proposal.

Certain Federal Income Tax Consequences

The following discussion is a brief summary of the principal U.S. federal income tax consequences of the Restated LTIP under the provisions of the Code and the guidance issued thereunder as currently in effect. These rules are subject to change (possibly on a retroactive basis) or different interpretation. This summary is not intended to be exhaustive and does not describe, among other things, state, local, or foreign income and other tax consequences. The specific tax consequences to a participant will depend upon a participant’s individual circumstances.

Incentive Stock Options (“ISOs”). A participant will not recognize any ordinary income (and we will not be permitted any deduction) upon the grant or timely exercise of an ISO. However, the amount by which the fair market value of common stock on the exercise date of an ISO exceeds the exercise price generally will constitute an item that increases the participant’s “alternative minimum taxable income.” The federal alternative minimum tax may produce significant tax repercussions depending upon the participant’s particular tax status. In addition, to the extent that the fair market value (determined as of the date of grant) of the common stock with respect to which the participant’s ISOs are exercisable for the first time during any year exceeds $100,000, the ISOs for the common stock over $100,000 will be treated as nonqualified stock options, and not ISOs, for federal tax purposes.

Exercise of an ISO will be timely if made during its term and if the optionee remains employed by us or employed by a 50%-or-more owned subsidiary at all times during the period beginning on the date of grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled participant, and without limit in the case of death). The tax consequences of an untimely exercise of an ISO will be determined in accordance with rules applicable to nonqualified stock options, discussed below.

If the common stock acquired pursuant to the timely exercise of an ISO is later disposed of, and if the common stock is a capital asset of the participant, the participant generally will recognize short-term or long-term capital gain or loss (depending upon the length of time such shares were held by the participant) equal to the difference between the amount realized upon such sale and the exercise price. We, under these circumstances, will not be entitled to any income tax deduction in connection with either the exercise of the ISO or the sale of the common stock by the participant.

If, however, the common stock acquired pursuant to the timely exercise of an ISO is disposed of by the participant prior to the expiration of two years from the date of grant of the ISO or within one year from the date the common stock is transferred to him or her upon exercise (a “disqualifying disposition”), any gain realized by the participant generally will be taxable at the time of the disqualifying disposition as follows: (a) at ordinary income rates to the extent of the difference between the exercise price and the lesser of the fair market value of the common stock on the date the ISO is exercised or the amount realized on the disqualifying disposition and (b) if the common stock is a capital asset of the participant, as short-term or long-term capital gain (depending upon the length of time the shares were held by the participant) to the extent of any excess of the amount realized on the disqualifying disposition over the sum of the exercise price and any ordinary income recognized by the participant. The participant’s basis in the common stock will be increased by an amount equal to the amount treated as ordinary income due to such disqualifying disposition. In this case, we may claim an income tax deduction at the time of the disqualifying disposition for the amount taxable to the participant as ordinary income.

Nonqualified Stock Options and Stock Appreciation Rights. The grant of nonqualified stock options and SARs will not result in income taxable to the participant or provide a deduction to us. However, the exercise of a nonqualified stock option or SAR results in taxable income to the holder, and we generally are entitled to a corresponding deduction. At the time of the exercise of a nonqualified stock option, the participant will be taxed at ordinary income tax rates on the excess of the fair market value of the shares purchased over the stock option’s exercise price. The participant’s tax basis for the common stock acquired under a nonqualified stock option will be equal to the exercise price paid for such common stock, plus any amounts included in the participant’s income as compensation. When a participant disposes of the common stock acquired by exercise of a nonqualified stock option, any amount received in excess of the participant’s tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the common stock. If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the shares. At the time of the exercise of a SAR, the participant will be taxed at ordinary income tax rates on the amount of the cash, or the fair market value of the shares, received by the participant upon exercise.

Payment of Exercise Price in Shares. If a stock option is exercised through the use of common stock previously owned by the participant, such exercise generally will not be considered a taxable disposition of the previously owned shares and, thus, no gain or loss will be recognized with respect to such previously owned shares upon such exercise. The amount of any built-in gain on the previously owned shares generally will not be recognized until the new shares acquired on the option exercise are disposed of in a sale or other taxable transaction. However, if the previously owned shares were acquired on the exercise of an ISO and the holding period requirement for those shares was not satisfied at the time they were used to exercise a stock option, such use would constitute a disqualifying disposition of such previously owned shares resulting in the recognition of ordinary income in the amount described above.

Restricted Stock. A participant who is granted a restricted stock award will not be taxed upon the acquisition of these shares so long as the participant’s interest in such shares is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code. Upon lapse or release of the restrictions, the participant will be taxed at ordinary income tax rates on an amount equal to the then current fair market value of the vested shares. Any restricted stock awards that are not subject to a substantial risk of forfeiture will be taxed at the time of grant. We generally will be entitled to a corresponding deduction when the value of the award is included in the participant’s taxable income. The basis of the restricted shares held after lapse or termination of restrictions will be equal to their fair market value on the date of lapse or termination of restrictions, and upon subsequent disposition any further gain or loss will be long-term or short-term capital gain or loss, depending upon the length of time the shares are held.

A recipient of a restricted stock award may elect under Section 83(b) of the Code within 30 days of the date of transfer of the restricted shares to be taxed at ordinary income tax rates on the full fair market value of the restricted shares over the purchase price, if any, of such shares. If the election is made, the basis of the shares so acquired will be equal to the fair market value at the time of grant plus the purchase price (if any) paid by the participant. No tax will be payable upon the subsequent lapse or release of the restrictions, and any gain or loss upon disposition will be a capital gain or loss.

Performance Awards. A recipient of a performance award will generally realize ordinary income at the time shares are transferred or cash is paid to the participant with respect to that award, and we generally will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant.

Other Types of Awards. With respect to other awards under the Restated LTIP, generally when the participant receives payment with respect to the award, the amount of cash and the fair market value of any other property received will be ordinary income to the participant, and we generally will be entitled to a tax deduction in the same amount.

Employment Tax. In general, the amount that a participant recognizes as ordinary income under an award also is treated as “wages” for purposes of the Federal Insurance Contributions Act (“FICA”). The participant and Carriage must pay equal amounts of federal employment tax under FICA with respect to the participant’s wages. Such amounts are subject to tax withholding by us.

Tax Withholding. We shall be entitled to deduct from any payment made under the Restated LTIP, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment. We may require the participant to pay us such withholding taxes prior to and as a condition of the making of any payment or the issuance or delivery of any shares of common stock, and shall be entitled to deduct from any other compensation payable to the participant any withholding obligations. We may allow a participant to pay the amount of taxes required by law to be withheld from or with respect to an award by (a) withholding shares of common stock from any payment of common stock due as a result of such award, or (b) permitting the participant to deliver to Carriage previously acquired shares of common stock, in each case having an aggregate fair market value equal to the amount of such required withholding taxes. However, with respect to awards granted to a participant who is subject to Section 16 of the Exchange Act, unless the participant directs otherwise, our tax withholding obligation will be satisfied by withholding shares from any payment of common stock due as a result of such award. No payment shall be made and no shares of common stock shall be issued pursuant to any award unless and until the applicable tax withholding obligations have been satisfied.

Withholding does not represent an increase in the participant’s total income tax obligation, since it is fully credited toward his or her tax liability for the year. Additionally, withholding does not affect the participant’s tax basis in the common stock. Compensation income realized and tax withheld will be reflected on Forms W-2 supplied by Carriage to employees by January 31 of the succeeding year. Deferred compensation that is subject to Section 409A of the Code will be subject to certain federal income tax withholding and reporting requirements.

Tax Consequences to Carriage. To the extent that a participant recognizes ordinary income in the circumstances described above, we will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.

Million Dollar Deduction Limit and Other Tax Matters. As discussed above, we may not deduct compensation of more than $1,000,000 that is paid to an individual who, on the last day of the taxable year, is either our principal executive officer or an individual who is among the three highest compensated officers for the taxable year (other than the principal executive officer or the principal financial officer). The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation, and only applies to compensation paid by a publicly-traded corporation (and not compensation paid by non-corporate entities).

If an individual’s rights under the Restated LTIP are accelerated as a result of a change in control and the individual is a “disqualified individual” under Section 280G of the Code, the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an “excess parachute payment” under Section 280G of the Code, which could result in (a) the imposition of a 20% federal excise tax (in addition to federal income tax) payable by the individual on the value of such accelerated rights, and (b) the loss by Carriage of a compensation deduction.

Section 409A of the Code. Certain awards under the Restated LTIP may be considered “nonqualified deferred compensation” subject to Section 409A of the Code, which imposes additional requirements on the payment of deferred compensation. Generally, options and SARs with an exercise price at least equal to the fair market value of the underlying common stock on the date of grant and restricted stock will not be considered deferred compensation if such awards do not include any other feature providing for the deferral of compensation. Failure to follow the provisions of Section 409A of the Code can result in taxation to the grantee of a 20% additional tax and interest on the taxable amount and, depending on the state, additional state taxes. Awards under the Restated LTIP are generally intended to comply with or be exempt from Section 409A of the Code.

New Restated LTIP Benefits and Previous Awards

The Awards, if any, that will be made to eligible persons under the Restated LTIP are subject to the discretion of our Compensation Committee, and, therefore, we cannot currently determine the benefits or number of Shares subject to Awards that may be granted in the future to our executive officers, employees and directors under the Restated LTIP. Therefore, a New Plan Benefits Table is not provided.

We made Awards under the LTIP in 2011 to our named executive officers, outside directors and to other eligible employees. The 2011 grants to the named executive officers are reflected in “Executive Compensation–Grants of Plan-Based Awards for Year Ended December 31, 2011” above. The 2011 grants to outside directors are reflected in “Director Compensation–2011 Director Compensation Table” above.

The following table sets forth, for the named executive officers and certain other groups, all Shares underlying outstanding stock options and Shares of restricted stock awarded before December 31, 2011, under the LTIP. No associate of any of the directors, named executive officers or nominees set forth below holds or has held options to purchase our Common Stock.

Name and Principal Position	Number of Shares Underlying Stock Options	Dollar Value ($)(1)
Melvin C. Payne Chairman of the Board and Chief Executive Officer	65,902	$134,173
L. William Heiligbrodt Vice Chairman of the Board, Executive Vice President and Secretary	—	—
Terry E. Sanford Executive Vice President and Chief Financial and Accounting Officer	94,941	$192,090
George J. Klug Senior Vice President and Chief Information Officer	64,602	$125,995
All current directors who are not executive officers as a group(2)	—	—
All other employees, as a group	125,355	$241,524

(1)	Estimated using the closing price of our Common Stock on April 11, 2012, which was $7.44 per share less the related exercise price.
(2)	Consists of all members of our Board who are not also our executive officers.

PROPOSAL NO. 3:

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd–Frank Wall Street Reform and Consumer Protection Act of 2010 requires that we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executives officers, as disclosed in this Proxy Statement, in accordance with the compensation disclosure rules of the SEC.

Our 2011 Annual Meeting of Stockholders was held on May 17, 2011. This marked the first “Say on Pay” vote by our stockholders. Our stockholders expressed their approval of our named executive officer compensation programs with 96% of all votes cast being in favor of approval of such programs. Our Compensation Committee and our Board were very appreciative of the positive vote. The strong stockholder support has reaffirmed our Compensation Committee’s approach to executive compensation philosophy and programs. Accordingly, for 2012, our Compensation Committee has continued to administer similar reward programs and to demonstrate the same consistent pay philosophies that have been in place historically.

Also at our 2011 Annual Meeting of Stockholders, stockholders were afforded the opportunity to vote on the frequency of upcoming “Say on Pay” votes. Our Board recommended to our stockholders that the vote on approval of named executive officer compensation programs be held on an annual basis. And again, our stockholders significantly supported our Board’s recommendation. The results of the stockholder vote were as follows:

Frequency of “Say on Pay” Votes	Percent of Votes Cast
Annually	84%
Every Two Years	5%
Every Three Years	11%

Accordingly, our Compensation Committee has elected to give stockholders the opportunity to approve our executive officer compensation program on an annual basis.

As described in “Compensation Discussion and Analysis”, our Compensation Committee has structured our named executive officer compensation program to achieve the following key objectives:

•	Pay competitive levels of salary and total compensation;

•	Reward management for our strong performance and successful execution of our strategic operating models; and

•	Align incentives with the long-term interests of our stockholders.

We urge our stockholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which describes in more detail how our named executive officer compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing under “Executive Compensation,” which provide detailed information on the compensation of our named executive officers. Our Compensation Committee believes that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this Proxy Statement has contributed to our recent and long-term success.

Accordingly, we are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement by voting “FOR” the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Carriage’s named executive officers, as disclosed in the Proxy Statement for the 2012 Annual Meeting of Stockholders of Carriage pursuant to the compensation disclosure rules of the Securities and Exchange Commission (including, but not limited to, the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables, notes and narrative).”

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. This vote is advisory, and therefore not binding on us, our Board or our Compensation Committee. Although the resolution is non-binding, our Board and our Compensation Committee value the opinions of our stockholders and will carefully consider the outcome of the advisory vote on named executive officer compensation when making future compensation decisions.

Our Board unanimously recommends that you vote “FOR” the advisory vote to approve named executive officer compensation, as disclosed in this Proxy Statement.

PROPOSAL NO. 4:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Our Audit Committee has selected KPMG LLP (“KPMG”) to audit our consolidated financial statements. KPMG has served as our independent registered public accounting firm since 2002.

Representatives of KPMG will be present at our Annual Meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from stockholders.

Although ratification is not required by Delaware law or our Amended and Restated By-laws or otherwise, our Board is submitting our Audit Committee’s appointment of KPMG to our stockholders for ratification as a matter of good corporate practice. Even if the appointment is ratified, our Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders. If the appointment of KPMG is not ratified, our Audit Committee will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement.

Our Board unanimously recommends that you vote “FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

Audit and Other Fees

The fees billed for services by KPMG for the 2010 and 2011 audits of our annual consolidated financial statements and internal controls over financial reporting and reviews of quarterly financial statements filed in the reports on Form 10-Q and Form 10-K totaled $590,000 and $604,000, respectively.

Audit-Related Fees. There were no fees billed to us by KPMG for audit-related services during 2010. During 2011, services were performed by KPMG in relation to a proposed high yield bond offering and to a proposed accounting method change for which fees were billed totaling $83,300.

Tax Fees. There were no fees billed to us by KMPG for tax services during 2010 and 2011.

All Other Fees. There were no fees billed to us by KPMG for any other professional services during 2010 and 2011.

Pre-Approval Policy for Services of Independent Registered Public Accounting Firm

As part of its duties, our Audit Committee is required to annually pre-approve audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the audit firm’s independence. If a type of service to be provided by the independent registered public accounting firm has not received pre-approval during this annual process, it will require specific pre-approval by our Audit Committee. Our Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent auditors. All audit fees and audit-related fees for 2010 and 2011 were pre-approved by our Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee (the “Audit Committee”) of the Board of Directors of Carriage Services, Inc. (“Carriage”) has reviewed and discussed the audited financial statements of Carriage for the fiscal year ended December 31, 2011 with Carriage management. The Audit Committee has discussed with KPMG, LLP, Carriage’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Additionally, the Audit Committee has received the written disclosures and the letter from KPMG LLP, as required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP their independence.

Based on the Audit Committee’s review and discussions with management KPMG LLP referred to above, the Audit Committee recommended to the Board of Directors of Carriage that the audited consolidated financial statements be included in Carriage’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Audit Committee

Donald D. Patteson, Jr., Chairman

Richard W. Scott

David J. DeCarlo

Barry K. Fingerhut

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS

AND CERTAIN BENEFICIAL OWNERS

Stock Ownership of Management

The following table sets forth, as of March 26, 2012, the number of shares beneficially owned and the percentage of the Common Stock held by: (1) each of our directors and director nominees, (2) our Principal Executive Officer and Principal Financial Officer, (3) our other executive officers named in the Summary Compensation Table set forth under “Executive Compensation,” and (4) all our current executive officers and directors as a group. Under the rules of the SEC, on any day, a person is deemed to own beneficially all securities as to which that person owns or shares voting or investment power, as well as all securities which such person may acquire within 60 days of such date through the exercise of currently available conversion rights or options. Except as otherwise stated in the notes to the table, each person named in the table below has sole voting and investment power with respect to the shares indicated.

Beneficial Owner	Common Stock	Stock Options(1)	Number of Shares Beneficially Owned	Percent of Common Stock
Melvin C. Payne(2)(3)	1,545,926	29,034	1,574,960	8.6%
L. William Heiligbrodt(4)	280,872	—	280,872	1.5%
David J. DeCarlo	34,322	—	34,322	*
Richard W. Scott(5)	87,940	—	87,940	*
Donald D. Patteson, Jr.	24,234	—	24,234	*
Barry K. Fingerhut	16,835	—	16,835	*
Terry E. Sanford	227,014	35,471	262,485	1.4%
George J. Klug	171,263	20,538	191,801	1.0%
Jay D. Dodds(6)	23,504	—	23,504	*
J. Bradley Green(6)	20,621	12,709	33,330	*
All current directors and executive officers as a group (8 persons)	2,388,406	85,043	2,473,449	13.5%

*	Indicates less than 1%.
(1)	The ownership of stock options shown in the table includes shares which may be acquired within 60 days upon the exercise of outstanding stock options granted under our stock option plans. For unexercisable stock options, see “Executive Compensation—Outstanding Equity Awards at Fiscal Year-End” in this Proxy Statement.
(2)	Mr. Payne has pledged 601,000 shares of his Common Stock to a bank as secondary collateral on real estate loans. Effective April 5, 2012, 351,000 of these shares were released as collateral for the loan.
(3)	Mr. Payne’s holdings include 10,800 shares of Common Stock held by Mr. Payne’s minor daughter and 3,818 shares of Common stock held by Mr. Payne’s spouse.
(4)	Mr. Heiligbrodt’s holdings include 53,040 shares of Common Stock held by the Agent for Corinne C. Heiligbrodt Separate Property.
(5)	Mr. Scott’s holdings include 1,000 shares of Common Stock held by Mr. Scott’s minor daughter and son.
(6)	Messrs. Dodds and Green resigned from their employment with Carriage effective December 31, 2011.

Stock Ownership of Certain Beneficial Owners

As of March 26, 2012, the persons named below were, to our knowledge, the only beneficial owners of more than 5% of our outstanding Common Stock, determined in accordance with Rule 13d-3 of the Exchange Act, other than directors and executive officers whose beneficial ownership is described in the above table.

Beneficial Owner	Number of Shares Beneficially Owned	Percent of Common Stock
Zazove Associates, LLC(1) 1001 Tahoe Blvd. Incline Village, NV 89451	2,293,466	12.5%
FMR LLC(2) 82 Devonshire Street Boston, MA 02109	1,951,547	10.6%
Dimensional Fund Advisors LP(3) Palisades West, Building One, 6300 Bee Cave Road Austin, TX 78746	1,476,212	8.0%
First Wilshire Securities Management, Inc.(4) 1224 East Green Street, Suite 200 Pasadena, CA 91106	1,281,181	7.0%
Northwestern Mutual Life Insurance Co.(5) 720 East Wisconsin Avenue Milwaukee, WI 53202	966,857	5.3%

(1)	Based solely on Schedule 13G filed with the SEC on January 5, 2012. Zazove Associates, LLC has sole voting and dispositive power as to 2,293,466 shares, of which 2,290,266 shares are issuable upon the conversion of Carriage Services Capital Trust Preferred Securities. Such conversion had not occurred as of the Record Date.
(2)	Based solely on Schedule 13G filed with the SEC on February 14, 2012. FMR LLC has sole voting power as to 8,000 shares and has sole dispositive power as to 1,951,547 shares.
(3)	Based solely on Schedule 13G filed with the SEC on February 14, 2012. Dimensional Fund Advisors LP has sole voting power as to 1,446,055 shares and sole dispositive power as to 1,476,212 shares.
(4)	Based solely on Schedule 13G filed with the SEC on February 15, 2012. First Wilshire Securities Management, Inc. has sole voting power as to 77,000 shares and sole dispositive power as to 1,281,181 shares.
(5)	Based solely on Schedule 13G filed with the SEC on January 25, 2012. Northwestern Mutual Life Insurance Company has shared voting power as to 966,857 shares and shared dispositive power as to 966,857 shares of which 579,576 shares are issuable upon the conversion of Carriage Services Capital Trust Preferred Securities. The Conversion had not occurred as of March 26, 2012.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities to file with the SEC and the NYSE reports of ownership and changes in ownership of Common Stock and other of our equity securities on Forms 3, 4 and 5. Executive officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Forms 3, 4 and 5 they file.

To our knowledge, based solely on our review of the copies of such reports furnished to us or written representations from reporting persons, we believe that all filings required to made under Section 16(a) of the Exchange Act were timely made for the fiscal year ended December 31, 2011, except for the following: a late Form 4 report was filed on behalf of Mr. Payne with respect to one transaction related to a gift of Common Stock.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information regarding securities authorized for issuance under our equity compensation plans as of December 31, 2011:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	321,201	$5.17	1,030,256
Equity compensation plans not approved by security holders	—	—	—

Total	321,201	$5.17	1,030,256

EXECUTIVE MANAGEMENT

The following table sets forth the name, age and title of our executive officers as of the date of this Proxy Statement. Our executive officers serve at the discretion of our Board. There are no family relationships between any of our directors and executive officers. In addition, there are no arrangements or understandings between any of our executive officers and any other person pursuant to which any person was selected as an executive officer.

Name	Age	Title
Melvin C. Payne	69	Chairman of the Board, Chief Executive Officer and Director
L. William Heiligbrodt	70	Vice Chairman, Executive Vice President, Secretary and Director
Terry E. Sanford	56	Executive Vice President and Chief Financial and Accounting Officer
George J. Klug	67	Senior Vice President and Chief Information Officer

The biographical information for Messrs. Payne and Heiligbrodt is located under “Proposal No. 1: Election of Directors.”

Terry E. Sanford is our Executive Vice President and Chief Financial and Accounting Officer. Having joined Carriage in 1997 as the Financial Controller, Mr. Sanford was promoted in 2000 to Vice President and Corporate Controller and in 2006 to Chief Accounting Officer and Treasurer and from September 2008 to March 2012 in the additional role of Senior Vice President and Chief Financial Officer. Prior to joining Carriage, Mr. Sanford held senior financial positions in manufacturing, financial services and consumer products companies and public accounting. Mr. Sanford is a CPA and possesses a BBA in Accounting and an MBA in Finance.

George J. Klug has been with Carriage since July 2001 and has served as our Senior Vice President of Information Systems and Chief Information Officer since May 2002. Before joining Carriage, Mr. Klug served from 1997 to 2000 as Vice President of Information Technology at Allright Corporation, an owner operator of parking facilities both national and international. Prior to Allright, Mr. Klug served as Vice President of Information Technology for various retail companies including Oshmans (currently The Sports Authority, Inc.), Sports Town USA Inc., and Zaks Inc. He also has a background in operations and accounting and has been in management positions for almost 40 years.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides information regarding the executive compensation program for our principal executive officer, our principal financial officer, our two other executive officers at the end of the last completed fiscal year and two of our former executive officers that were among our most highly-compensated executive officers for our last completed fiscal year (together, our “Named Executive Officers”), and is intended to place in perspective the information contained in the executive compensation tables that follow this discussion.

The following individuals were our Named Executive Officers for the fiscal year ended December 31, 2011:

•	Melvin C. Payne, Chairman of our Board and our Chief Executive Officer;

•	L. William Heiligbrodt, Vice Chairman of our Board, Executive Vice President and Secretary;

•	Terry E. Sanford, Executive Vice President and our Chief Financial and Accounting Officer; and

•	George J. Klug, Senior Vice President and our Chief Information Officer.

Our Named Executive Officers for the fiscal year ended December 31, 2011 also included Jay D. Dodds (our former Executive Vice President and Chief Operating Officer) and J. Bradley Green (our former Executive Vice President, General Counsel and Secretary). As described below, Messrs. Dodds and Green each resigned from Carriage effective as of December 31, 2011.

Our executive compensation program is designed to attract, motivate and retain talented executives so that we can produce long-term superior results and maximize long-term returns to our stockholders. Our Compensation Committee consists entirely of independent Board members and is responsible for the approval and oversight of compensation and benefit plans and employment agreements affecting executive management.

To achieve our compensation objectives, our Compensation Committee has structured our annual incentive-based cash and long-term non-cash executive compensation programs to motivate our executive officers to achieve the business goals set by us and reward those executives for achieving such goals.

Compensation Program Objectives

We compete for executive talent in a highly competitive industry. We believe that our executive compensation program, which is a key component in our ability to attract and retain talented, qualified executives, should be designed to provide a meaningful level of total compensation that is aligned with organizational and individual performance.

The principal objectives of our executive compensation programs are to:

•	pay competitive levels of salary and total compensation;

•	reward named executive officers for our strong performance and successful execution of our strategic operating models; and

•	align incentives with the long-term interests of our stockholders.

Executive Compensation Philosophy

In 2011, our Compensation Committee continued the Executive Compensation Philosophy (the “Philosophy”) for Carriage to formalize the objectives of our executive compensation practices and to serve as an ongoing reference point for executive compensation decisions. The Philosophy specifies compensation elements, defines the purpose of each element and generally expresses the target positioning of compensation levels that we desire to achieve over time. We also recognize that changes to an individual executive’s compensation elements, for example, to meet desired market positioning indicated in the Philosophy, may be phased in over multiple years. Each year we consider our executive compensation in light of the Philosophy.

The Philosophy is summarized in the table below and has been developed based on the following guiding principles:

•	to create a clear link between pay and our annual and long-term performance;

•	to attract, retain and motivate exceptional talent to drive our revenue, growth, profitability, and total stockholder return;

•	to focus executives on a common set of critical corporate-wide business objectives;

•	to provide competitive pay opportunities; and

•	to align executive interests with those of our stockholders.

Element	Purpose	Target Positioning to Market
Base Salary	Provide competitive base pay to hire and retain key talent with the desired leadership qualities.	Market median
Short-Term Incentives	Provide market competitive award opportunities that will motivate our executives to achieve and exceed corporate financial goals that support our overall strategy.	Market median for target company performance level adjusted for responsibilities
Long-Term Incentives	Provide market competitive award opportunities that will align executive interests with our stockholders and allow executives to build share ownership.	Market median for target company performance level
Ownership Guidelines	Encourage long-term ownership of company stock and alignment of executive interests with our stockholders.	Mirror typical market practices

Peer Group Companies and Benchmarking

In 2009, our Compensation Committee, with the assistance of compensation consultants, developed a peer group consisting of 16 companies across the broader services industries to reflect a holistic view of our markets and services in which we operate. The peer group is used as one component in evaluating the competitiveness of the compensation levels of our Named Executive Officers.

Advocat, Inc.	HearUSA, Inc.
Almost Family, Inc.	Hillenbrand, Inc.
Arcadia Resources, Inc.	Mac-Gray Corporation
Assisted Living Concepts, Inc.	Stewart Enterprises
Capital Senior Living Corporation	Stonemor Partners, LP.
CPI Corporation	Sunlink Health Systems, Inc.
Ensign Group, Inc.	Town Sports International Holdings
Healthcare Services Group	US Physical Therapy, Inc.

We regularly review, revise and amend our compensation policies, practices and programs to determine if they are both appropriate and responsive to our business needs. We typically do not establish compensation levels by focusing primarily on market comparison data and historically have not found it necessary to conduct extensive external market benchmarking of our executive compensation levels or practices on an annual basis. Our Compensation Committee applies judgment and discretion when evaluating the appropriateness of using market compensation data when determining any compensation amount or outcome for our executives.

Elements of the 2011 Compensation Program

Our executive compensation program consists of the following basic elements:

•	base salaries;

•	annual cash incentive bonuses;

•	long-term, share-based incentives;

•	severance benefits; and

•	other benefits.

Allocation of compensation among these elements is designed to provide the appropriate mix of short-term incentives and long-term incentives, and cash and equity-based compensation.

Base Salaries

The base salary for each of our executive officers is determined on an individual basis, taking into account such factors as the duties, experience and levels of responsibility of the executive as well as the compensation levels within companies in the peer group. Base salaries for our Named Executive Officers are evaluated annually and adjustments are approved by our Compensation Committee based on its evaluation of individual performance and the market. Our Compensation Committee only made one change to the base salaries during 2011; which was an increase from $270,000 to $290,000 for Mr. Sanford and established the salary for the incoming Executive Vice President, Mr. Heiligbrodt at $425,000.

Annual Cash Incentive Bonuses

The 2011 annual cash bonus for each executive was based upon achievement of specific performance targets, with our Board and our Compensation Committee retaining discretion to increase or decrease the payout. For our Named Executive Officers, the 2011 annual cash bonus was based upon attainment of the objective and quantitative goal of diluted earnings per share (EPS). The table below sets forth the target, threshold and maximum and actual payments for each of our Named Executive Officers during 2011.

2011 Annual Cash Incentive Bonus as a Percentage of Base Salary

Earnings per share achievement		$0.46	$0.51	$0.55

Named Executive Officers	Annual Base Salary	Threshold(1)	Target	Maximum(2)	Individual 2011 Bonus(3)
Melvin C. Payne	$500,000	$187,500	$375,000	$750,000	$375,000
L. William Heiligbrodt	$425,000	$138,125	$276,250	$552,500	$276,250
Terry E. Sanford	$290,000	$72,500	$145,000	$290,000	$108,000
George J. Klug	$240,000	$54,000	$108,000	$216,000	$108,000
Jay D. Dodds	$300,000	$75,000	$150,000	$300,000	—
J. Bradley Green	$290,000	$72,500	$145,000	$290,000	—

(1)	Threshold is 50% of Target bonus.
(2)	Maximum is 200% of Target bonus.
(3)	Our diluted earnings per share for 2011 was $0.38. However, our Board and our Compensation Committee exercised their discretion under the 2011 annual bonus program to determine actual 2011 bonus payouts to be at 100% of Target bonus for each of our Named Executive Officers, except for Mr. Sanford (who was awarded approximately 75% of his Target) and Messrs. Dodds and Green (who were not paid a bonus because they were no longer employed as of December 31, 2011).

For 2012, our Compensation Committee approved an annual cash incentive bonus program for our Named Executive Officers that is tied to the achievement of diluted earnings per share (weighted 100%) with the Threshold at $0.50 per share, Target at $0.59 per share and Maximum at $0.66 per share.

Payne Supplemental Cash Bonus

Our Compensation Committee in 2010, acting by unanimous consent, approved additional compensation for Mr. Payne in the amount of $250,000, payable on December 31, 2012, for his supervision over the investments of the trust funds during 2011 and 2012 should he remain employed with us at such time. Our Compensation Committee approved the acceleration of payment of this amount on December 31, 2011 as the objectives were met earlier than expected.

Long-Term Equity-Based Incentives

Long-Term Incentive Plan

We maintain the Amended and Restated 2006 Long-Term Incentive Plan, pursuant to which we have granted our Named Executive Officers restricted stock, stock options and cash-based performance units. On April 2, 2012, our Board approved our Second Amended and Restated 2006 Long-Term Incentive Plan, subject to approval by our shareholders. For a description of the Second Amended and Restated 2006 Long-Term Incentive Plan, see “Proposal No. 2: Approval of Carriage Services, Inc. Second Amended and Restated 2006 Long-Term Incentive Plan” above.

Restricted Stock and Stock Options

Restricted stock and stock options are awarded by our Compensation Committee after consideration of each individual’s performance toward our recent goals, as well as expected contributions to our long-term success. Restricted stock grants vest at either 33 1/3% or 25% annually beginning one year after the date of the award. The individuals are responsible for the income taxes attributable to the value of the shares. The fair value of the option grant is estimated on the date of grant using the Black–Scholes option pricing model with the following weighted-average assumptions: risk-free interest rates; expected dividend yield for each year; expected termination rate; expected lives; and expected volatility. The stock options vest in 33 1/3% increments over a three year period and expire after ten years. Our Compensation Committee believes that these forms of equity ownership help align the executive’s interests closely with those of our stockholders and incentivizes our executives to contribute to the long-term growth and success of Carriage as a whole.

On February 28, 2011, our Named Executive Officers (other than Mr. Heiligbrodt, who was not an executive officer of Carriage at such time) were awarded an annual long-term incentive grant valued as a percentage of their base salary. Except with respect to Mr. Payne, the annual long-term incentive grant value was granted 50% in restricted stock and 50% in stock options. In accordance with our Amended and Restated 2006 Long-Term Incentive Plan annual grant limitation of 100,000 shares, the allocation of Mr. Payne’s grant was modified such that 74% of the value of the grant was allocated to shares of restricted stock and 26% of the value of the grant was allocated to stock options. In addition, Messrs. Sanford and Klug received a special one-time grant of restricted stock and Mr. Heiligbrodt received a grant of restricted stock in connection with his becoming an officer of Carriage. Both the restricted shares and stock options (other than the shares of restricted stock granted to Mr. Heiligbrodt on September 13, 2011) vest 33 1/3% over three years on February 28, 2012, February 28, 2013 and February 28, 2014. The shares of restricted stock granted to Mr. Heiligbrodt vest 33 1/3% over three years on September 13, 2012, September 13, 2013 and September 13, 2014. The exercise price of the options was the closing price on February 28, 2012, which was $5.70. The option value used was $2.46. The assumptions made in the valuation of the stock option award are set forth in Note 16, Stockholder’s Equity, to the Consolidated Financial Statements in our 2011 Annual Report on Form 10-K. The stock options have a ten year term.

The following table sets forth information regarding the long-term incentive grant to our Named Executive Officers in 2011:

		Grant Value			Grant Allocation
Name	Base	%	$		Restricted Stock	Stock Options
Melvin C. Payne	$500,000	85%	$425,000		55,298	44,702
L. William Heiligbrodt(1)	$425,000	31%	$130,725		22,500	—
Terry E. Sanford	$290,000	64%	$186,500	(2)	17,456	35,419
George J. Klug	$240,000	50%	$121,000	(3)	12,807	19,542
Jay D. Dodds(4)	$300,000	60%	$180,000		15,789	36,640
J. Bradley Green(4)	$290,000	60%	$174,000		15,263	35,419

Total	$2,045,000		$1,217,225		139,113	171,722

(1)	Mr. Heiligbrodt became an officer of Carriage on September 1, 2011, at which time he was granted 22,500 shares of restricted stock which were valued at $130,725 as of such date.
(2)	Our Compensation Committee approved an award equal to $174,000, which is to be divided equally between restricted stock and options. Additionally, our Board approved a special one-time grant of shares restricted stock with the value of $12,500. The total value assigned to the shares of restricted stock is $99,500.
(3)	Our Compensation Committee approved an award equal to $96,000, which is to be divided equally between restricted stock and options. Additionally, our Board approved a special one-time grant of restricted stock with the value of $25,000. The total value assigned to the shares of restricted stock is $73,000.
(4)	Named Executive Officers resigned effective December 31, 2011.

Performance Unit Awards

Our Compensation Committee previously granted cash-settled performance units under our 2006 Long-Term Incentive Plan. Units granted under the plan had a value of $1.00 and are subject to the terms and conditions set forth in the Performance Unit Award Agreements with the grantees. One-half of the units awarded provided the grantee with the opportunity to earn a cash payment based on the total stockholder return achieved by us for the performance period, which is generally three years, as compared to the total stockholder return achieved by the companies constituting the Russell Microcap Index (the “Peer Group I”). The other one-half of the units awarded provided the grantee with the opportunity to earn a cash payment based on the total stockholder return achieved by us for the performance period as compared with the total stockholder returns achieved by two companies in our industry, Service Corporation International and Stewart Enterprises, Inc. (the “Peer Group 2”). For units associated with the Peer Group I award, the award ranges from 0% if the percentile rank of our total stockholder return compared to the total stockholder return of the other members of Peer Group I is less than 50th, 50% if the percentile rank is 50th, 100% if the percentile rank is 60th and 150% if the percentile rank is 80th and above, with the award percentage scaled between 50th and 60th percentiles and between the 60th and 80th percentile. For units associated with the Peer Group 2 award, the award ranges from 0% if our total stockholder return is less than both of the members of Peer Group 2, 100% if greater than one of the members but not both and 150% if greater than both. Awards were granted during 2007, 2008 and 2009.

For the performance period beginning on January 1, 2009 and ending on December 31, 2011, our total stockholder return ranked in the 83rd percentile of Peer Group I and was higher than the two companies in Peer Group 2. Under the terms of the performance unit awards, this resulted in a payout at 150%.

The following table reflects the cash payout in the first quarter of 2012 for each of our Named Executive Officers (other than Mr. Heiligbrodt, who did not receive a grant of performance units as he was not an employee of Carriage at the time performance units were granted) made pursuant to the performance unit awards granted on January 1, 2009:

Name	Payout ($)
Melvin C. Payne	$450,000
Terry E. Sanford	$150,000
George J. Klug	$105,000
Jay D. Dodds	$150,000
J. Bradley Green	$105,000

Following payment of these amounts, no performance units remained outstanding.

Severance Benefits.

Each of our current executive officers is party to an employment agreement with us pursuant to which he will be entitled to severance payments upon his termination without cause during the term of the agreement (or resigns for “good reason” during the twenty-four month period following a corporate change). Each of these employment agreements was amended and restated on March 14, 2012. For a further description of the severance benefits payable under these agreements, see “Executive Compensation–Potential Payments Upon Termination or Change-in-Control” below.

Other Benefits and Perquisites

We sponsor a defined contribution 401(k) plan to which we match 100% of the first one percent of the participants’ contributions and 50% of the next five percent of the participants’ contributions. Additionally, we sponsor an employee stock purchase plan that provides the participants the ability to purchase Common Stock at the lower of the grant date fair value or the purchase date fair value with a discount of 15%. Our health and related plans include medical, dental, life and disability coverage. The benefits provided to our executive officers are offered through broad-based plans applicable to all employees, except that our Chief Executive Officer may not participate in the employee stock purchase plan because of restrictions in the related federal income tax regulations and Mr. Sanford and Mr. Klug were prohibited from participating in the employee stock purchase plan at the end of 2011. Our Chief Executive Officer is reimbursed annually for life insurance premiums of up to $25,000 and club dues, the combined cost of which totaled $9,965 in 2011. Otherwise, we provide no other perquisites to any other executives.

Management’s Role in Determining Executive Compensation

Our Compensation Committee makes all final decisions regarding executive officer compensation. Mr. Payne’s role as our Chairman of the Board and Chief Executive Officer in determining executive compensation is to make recommendations on compensation decisions for those other than himself based on the individual performance of each executive officer and our overall performance. Management’s role in determining executive compensation includes:

•

developing, summarizing and presenting information and analyses to enable our Compensation Committee to execute its responsibilities, as well as addressing specific requests for information from our Compensation Committee;

•	attending our Compensation Committee’s meetings as requested in order to provide information, respond to questions and otherwise assist our Compensation Committee;

•	developing individual executive officer bonus plans for consideration by our Compensation Committee and reporting to our Compensation Committee regarding achievement against the bonus plans; and

•	preparing stock award recommendations for our Compensation Committee’s approval.

Consideration of Previous Shareholder Advisory Vote

Our 2011 Annual Meeting of Stockholders was held on May 17, 2011. This marked the first “Say on Pay” vote by our stockholders. Our stockholders expressed their approval of our Named Executive Officer compensation programs with 96% of all votes cast being in favor of approval of such programs. Our Compensation Committee and our Board were very appreciative of the positive vote. The strong stockholder support has reaffirmed our Compensation Committee’s approach to executive compensation philosophy and programs. Accordingly, for 2012, our Compensation Committee has continued to administer similar reward programs and to demonstrate the same consistent pay philosophies that have been in place historically.

Executive Stock Ownership Guidelines

Encouraging long-term ownership of Carriage stock among our senior management team is an important aspect of our executive compensation policies and practices. This reflects our conviction that all senior executives should have meaningful share ownership positions in Carriage in order to reinforce the long-term alignment of the interests of management and our stockholders. In 2009, Carriage instituted a stock ownership guideline policy for all corporate officers, including the Named Executive Officers, other corporate officers and the Regional Partners. Our Compensation Committee will periodically review the guideline requirements to ensure they continue to be appropriate.

Our stock ownership requirements are as follows:

Position	Market Value of Stock Owned	Expected Time to Comply
Chairman and CEO	5 times salary	5 years
Other Named Executive Officers	3 times salary	5 years
Corporate Officers	1.5 times salary	5 years
Regional Partners	1 times salary	5 years

Tax and Accounting Considerations

For compensation in excess of $1 million, Section 162(m) of the Code generally limits our ability to take a federal income tax deduction for compensation paid to our Chief Executive Officer and the next three most highly compensated executive officers other than our principal financial officer, except for qualified performance-based compensation. Time-vested restricted stock awards generally do not qualify for this exemption. While our Compensation Committee will seek to utilize deductible forms of compensation, it does not believe that compensation decisions should be made solely to maintain the deductibility of compensation for federal income tax purposes. Our Compensation Committee plans to continue to evaluate salary, bonus and stock awards programs relative to the Section 162(m) deduction limitation.

We recognize compensation expense in an amount equal to the fair value of the share-based awards over the period of vesting. Fair value is determined on the date of the grant. The fair value of options or awards containing options is determined using the Black–Scholes valuation model. Our Compensation Committee considers the impact of expensing share-based awards when awarding incentives.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of Carriage Services, Inc. has reviewed and discussed Carriage Services, Inc.’s Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors of Carriage Services, Inc. that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Compensation Committee

David J. DeCarlo, Chairman

Donald D. Patteson, Jr.

Richard W. Scott

Barry K. Fingerhut

L. William Heiligbrodt*

*Mr. Heiligbrodt resigned from the Compensation Committee on September 1, 2011, but remains a director.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding the compensation for the fiscal years ended December 31, 2011, 2010 and 2009, with respect to our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compen- sation ($)(3)	All Other Compen- sation ($)		Total ($)
Melvin C. Payne	2011	$500,000	$375,000	$315,198	$109,802	$450,000	$284,429	(4)	$2,034,429
Chairman of the Board and	2010	$500,000	$468,750	$376,664	$48,374	—	$33,307		$1,393,750
Chief Executive Officer	2009	$500,000	$450,000	$271,950	—	—	$35,725		$1,257,675

L. William Heiligbrodt	2011	$134,600	$276,250	$170,725	—	—	$74,000	(5)(7)	$655,575
Vice Chairman, Executive	2010	—	—	—	—	—	—		—
Vice President and Secretary	2009	—	—	—	—	—	—		—

Terry E. Sanford	2011	$290,000	$108,000	$99,500	$87,000	$150,000	$17,137	(6)	$751,637
Executive Vice President and	2010	$270,000	$168,750	$81,000	$81,000	$63,000	—		$663,750
Chief Financial and Accounting Officer	2009	$251,692	$110,000	$107,850	—	—	—		$469,542

George J. Klug	2011	$240,000	$108,000	$73,000	$48,000	$105,000	$3,850	(7)	$577,850
Senior Vice President and	2010	$240,000	$135,000	$48,000	$48,000	—	—		$471,000
Chief Information Officer	2009	$240,000	$100,000	$90,975	—	—	—		$430,975

Jay D. Dodds	2011	$300,000	—	$90,000	$90,000	$150,000	$552,013	(8)	$1,182,013
Former Executive Vice President	2010	$300,000	$187,500	$90,000	$90,000	—	—		$667,500
and Chief Operating Officer	2009	$277,077	$137,000	$107,850	—	—	—		$521,927

J. Bradley Green	2011	$290,000	—	$87,000	$87,000	$105,000	$509,731	(8)	$1,078,731
Former Executive Vice President,	2010	$290,000	$181,250	$87,000	$87,000	—	—		$645,250
General Counsel and Secretary	2009	$271,692	$114,000	$90,975	—	—	—		$476,667

(1)

Reflects the grant date fair value of restricted stock awards granted in each fiscal year, calculated in accordance with FASB ASC Topic 718. For stock awards granted in 2009, 2010 and 2011, this column reflects the number of shares awarded multiplied by the grant date closing price of a share of Common Stock. For all years, time-based awards were granted. The stock awards vest either at 25% or 33 1/3% per year beginning on the first anniversary of the date of grant. Amounts for Mr. Heiligbrodt include $40,000 in director fees paid in fully-vested stock that he received in connection with his membership on our Board as an independent director during 2011 prior to his becoming an executive officer of Carriage.

(2)	Reflects the grant date fair value of the options granted in the respective fiscal year, computed in accordance with FASB ASC Topic 718. The value of the stock options granted during 2011 was $2.46 calculated using the Black–Scholes pricing method on February 28, 2011, the date of grant. The assumptions made in the valuation of these awards are set forth in Note 16, Stockholder’s Equity, to the Consolidated Financial Statements in our 2011 Annual Report on Form 10-K.
(3)	Reflects payments pursuant to performance units awarded under our Amended and Restated 2006 Long-Term Incentive Plan for the period of January 1, 2009 through December 31, 2011.
(4)	Reflects reimbursement of life insurance premiums for Mr. Payne where Carriage was not named the beneficiary totaling $7,815, reimbursement of club dues totaling $2,150, 401(k) matching contributions totaling $8,575 and $13,929 of dividends on unvested restricted stock. Also reflects payment of $250,000 in additional compensation awarded to Mr. Payne by our Compensation Committee for his supervision over investments of the trust funds.
(5)	Reflects cash portion of director fees paid to Mr. Heiligbrodt that he received in connection with his membership on our Board as an independent director during 2011 prior to his becoming an executive officer of Carriage.
(6)	Reflects reimbursement for executive perquisites totaling $4,258, 401(k) matching contribution totaling $8,575 and $4,304 of dividends on unvested restricted stock.
(7)	All other compensation was less than $10,000 for the other Named Executive Officers in 2011.
(8)	Reflects severance payments of $550,000 to Mr. Dodds and $507,500 to Mr. Green made pursuant to Separation and Release Agreements dated November 3, 2011. Mr. Dodds and Mr. Green relinquished their authorities and responsibilities as of November 3, 2011.

Grants of Plan-Based Awards in 2011

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target ($)	Maximum ($)
Melvin C. Payne	2/28/2011	—	—	—	—	—	—	55,298	(2)	—	—	$315,198
	2/28/2011	—	—	—	—	—	—	—		44,702	$5.70	$109,802
L. William Heiligbrodt	5/17/2011	—	—	—	—	—	—	6,802	(3)	—	—	$40,000
	9/13/2011	—	—	—	—	—	—	22,500	(2)	—	—	$130,725
Terry E. Sanford	2/28/2011	—	—	—	—	—	—	17,456	(2)	—	—	$99,500
	2/28/2011	—	—	—	—	—	—	—		35,419	$5.70	$87,000
George J. Klug	2/28/2011	—	—	—	—	—	—	12,807	(2)	—	—	$73,000
	2/28/2011	—	—	—	—	—	—	—		19,542	$5.70	$48,000
Jay D. Dodds	2/28/2011	—	—	—	—	—	—	15,789	(2)	—	—	$90,000
	2/28/2011	—	—	—	—	—	—	—		36,640	$5.70	$90,000
J. Bradley Green	2/28/2011	—	—	—	—	—	—	15,263	(2)	—	—	$87,000
	2/28/2011	—	—	—	—	—	—	—		35,419	$5.70	$87,000

(1)	These are stock options that vest over three years. Grant date fair value for the stock options is the number of options, multiplied by the option value on the grant date (calculated in accordance with FASB ASC 718), which was $2.4563. The assumptions made in the valuation of these awards are set forth in Note 16, Stockholder’s Equity, to the Consolidated Financial Statements in our 2011 Annual Report on Form 10-K.
(2)	These are restricted stock awards that vest over three years. Grant date fair value for the time-based restricted stock is the number of shares, multiplied by the closing market price on the grant date, which was $5.70 on February 28, 2011 and $5.81 on September 1, 2011.
(3)	These are fully-vested shares of Common Stock granted in connection with Mr. Heiligbrodt’s service on our Board as an independent director prior to his becoming an executive officer of Carriage.

Employment Agreements

During 2011, each of our Named Executive Officers was party to an employment agreement (together, the “Previous Employment Agreements”) with us that generally governed the terms of their employment. For each Named Executive Officer, these employment agreements generally established, among other things (a) a minimum base salary, (b) target bonus payouts (expressed as a percentage of base salary), (c) post-termination payments in certain scenarios. The Previous Employment Agreements provided for the following minimum base salaries to be payable to each of our Named Executive Officers (which, in some instances, were adjusted upward by our Compensation Committee): $500,000 for Mr. Payne, $425,000 for Mr. Heiligbrodt, $270,000 for Mr. Sanford (which was subsequently adjusted to $290,000), $300,000 for Mr. Dodds, $290,000 for Mr. Green, and $240,000 for Mr. Klug. The Previous Employment Agreements also provided for the following annual incentive targets:

	Target Payout (% of Base Salary)
	Threshold	Target	Maximum
Melvin C. Payne	37.5%	75%	150%
L. William Heiligbrodt	32.5%	65%	130%
Terry E. Sanford	25%	50%	100%
George J. Klug	22.5%	45%	90%
Jay D. Dodds	25%	50%	100%
J. Bradley Green	25%	50%	100%

For a description of the post-termination benefits provided for under these agreements, see “—Potential Payments Upon Termination or Change-in-Control—Employment Agreements in Effect as of 12/31/2011” below.

On March 14, 2012, we entered into Second Amended and Restated Employment Agreements with Messrs. Payne, Sanford and Klug, as well as a First Amended and Restated Employment Agreement with Mr. Heiligbrodt (which, in each case, replaced and superseded the Previous Employment Agreements) for terms expiring on March 14, 2015 for Mr. Sanford and Mr. Klug and on March 14, 2016 for Mr. Payne and Mr. Heiligbrodt (subject, in each instance, to earlier termination or extension). These agreements (together, the “2012 Employment Agreements”) will automatically be renewed on an annual basis thereafter, unless terminated by either party thereto upon 60 days written notice prior to the end of the term then in effect.

Like the Previous Employment Agreements, the 2012 Employment Agreements generally establish, among other things, (a) a minimum base salary, (b) target bonus payouts (expressed as a percentage of base salary), (c) post-termination payments in certain scenarios. The 2012 Employment Agreements provided for the following minimum base salaries to be payable to each of our Named Executive Officers: $575,000 for Mr. Payne, $500,000 for Mr. Heiligbrodt, $240,000 for Mr. Sanford, and $240,000 for Mr. Klug. The 2012 Employment Agreements also provide for the following annual incentive targets:

	Target Payout (% of Base Salary)
	Threshold	Target	Maximum
Melvin C. Payne	45%	90%	180%
L. William Heiligbrodt	40%	80%	160%
Terry E. Sanford	22.5%	45%	90%
George J. Klug	22.5%	45%	90%

For a description of the post-termination benefits provided for under these agreements, see “—Potential Payments Upon Termination or Change-in-Control—Amended and Restated Employment Agreements” below.

Long-Term Incentive Plan

We maintain the Amended and Restated 2006 Long-Term Incentive Plan, pursuant to which we have granted our Named Executive Officers shares of restricted stock, stock options and cash-based performance units. On April 2, 2012, our Board approved our Second Amended and Restated 2006 Long-Term Incentive Plan, subject to approval by our stockholders. For a description of the Second Amended and Restated 2006 Long-Term Incentive Plan, see “Proposal No. 2: Approval of Carriage Services, Inc. Second Amended and Restated 2006 Long-Term Incentive Plan” above.

Outstanding Equity Awards at Fiscal Year-End

Awards Outstanding at December 31, 2011:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un- Exercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date		Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Melvin C. Payne	7,067	14,133	—	$4.78	5/18/2020		163,292	$914,435	—	—
	—	44,702	—	$5.70	2/28/2021
L. William Heiligbrodt	—	—	—	—	—		22,500	$126,000	—	—
Terry E. Sanford	11,832	23,666	—	$4.78	5/18/2020		50,332	$281,860	—	—
	—	35,419	—	$5.70	2/28/2021
George J. Klug	7,012	14,024	—	$4.78	5/18/2020		34,576	$193,626	—	—
	—	19,542	—	$5.70	2/28/2021
Jay D. Dodds	26,295	—	—	$4.78	12/31/2012	(4)
	5,161	—	—	$5.70	12/31/2012	(4)
J. Bradley Green	12,709	—	—	$4.78	12/31/2012	(4)

(1)

These unexercisable stock options expiring May 18, 2020 vest on the remaining dates of May 18, 2012 and May 18, 2013 and the unexercisable stock options expiring February 28, 2021 vest 33 1/3% on each February 28, 2012, February 28, 2013 and February 28, 2014.

(2)	The shares of restricted stock vest on the following dates:

	Mr. Payne	Mr. Heiligbrodt	Mr. Sanford	Mr. Klug
1/29/2012	18,750	—	6,250	4,375
2/7/2012	9,960	—	1,328	2,324
2/28/2012	18,432	—	5,819	4,269
5/18/2012	26,267	—	5,649	3,347
9/1/2012	—	7,500	—	—
9/12/2012	—	—	3,750	—
11/12/2012	8,000	—	4,000	4,000
1/29/2013	18,750	—	6,250	4,375
2/28/2013	18,433	—	5,819	4,269
5/18/2013	26,267	—	5,648	3,348
9/1/2013	—	7,500	—	—
2/28/2014	18,433	—	5,819	4,269
9/1/2014	—	7,500	—	—

	163,292	22,500	50,332	34,576

(3)	The closing price of our Common Stock on December 30, 2011 (the last trading day of 2011) was $5.60 per share.
(4)	Per the Amended and Restated 2006 Long-Term Incentive Plan, the options expire one year after termination. Mr. Dodds and Mr. Green resigned their employment effective December 31, 2011.

Option Exercises and Stock Vested During 2011

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise		Value Realized on Exercise	Number of Shares Acquired on Vesting		Value Realized on Vesting(3)
Melvin C. Payne	60,000	(1)	$68,400	72,977	(2)	$406,944
L. William Heiligbrodt	—		—	—		—
Terry E. Sanford	10,000	(1)	$11,400	24,726	(2)	$138,054
George J. Klug	20,000	(1)	$22,880	17,796	(2)	$98,750
Jay D. Dodds	33,148	(1)	$37,657	44,756	(2)	$248,752
J. Bradley Green	—		—	14,442	(2)	$81,531

(1)	Includes acquired shares withheld to pay the option exercise price and taxes as follows:

	Mr. Payne		Mr. Sanford		Mr. Klug
	Acquired Shares	Shares Withheld for Option Exercise Price & Taxes	Acquired Shares	Shares Withheld for Option Exercise Price & Taxes	Acquired Shares	Option Exercise Price & Taxes
12/21/2011	60,000	48,427	10,000	8,113	20,000	16,225

(2)	Includes vested shares withheld to pay taxes as follows:

	Mr. Payne		Mr. Sanford		Mr. Klug		Mr. Dodds		Mr. Green
	Acquired Shares	Shares Withheld For Taxes	Acquired Shares	Shares Withheld For Taxes	Acquired Shares	Shares Withheld For Taxes	Acquired Shares	Shares Withheld For Taxes	Acquired Shares	Shares Withheld For Taxes
1/29/2011	18,750	7,390	6,250	—	4,375	—	6,250	—	4,375	1,055
2/7/2011	9,960	4,051	1,328	—	2,324	—	4,648	—	—	—
2/13/2011	10,000	4,006	3,750	—	3,750	—	—	—	—	—
5/18/2011	26,267	9,575	5,648	1,494	3,347	886	6,276	1,660	6,067	1,605
9/12/2011	—	—	3,750	—	—	—	—	—	—	—
11/12/2011	8,000	2,906	4,000	—	4,000	1,055	4,000	1,055	4,000	—
12/30/2011	—	—	—	—	—	—	23,582	2,317	—	—

Total	72,977	27,928	24,726	1,494	17,796	1,941	44,756	5,032	14,442	2,660

(3)	Value realized on vesting is calculated using the closing market price on the date that the shares vested.

Pension Benefits

We do not sponsor a pension plan.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

We do not sponsor any nonqualified defined contribution or other nonqualified deferred compensation plans.

Potential Payments Upon Termination or Change-in-Control

The following table sets forth the amounts that would have been payable to each of our Named Executive Officers under the scenarios for death, disability, retirement, termination without cause or good reason or a corporate change of Carriage had such scenarios occurred on December 31, 2011. This table does not include accrued vacation. Amounts reported with respect to equity-based awards are reported assuming the closing price of our Common Stock on December 30, 2011 (the last trading day of 2011) of $5.60 per share.

Event	Melvin C. Payne	L. William Heiligbrodt	Terry E. Sanford	George J. Klug	Jay D. Dodds(14)	J. Bradley Green(14)
Death, Disability or Retirement
Annual incentive award(1)	$375,000	$276,500	$145,000	$108,000	n/a	n/a
Equity awards(2)	914,435	126,000	281,859	193,626	n/a	n/a
Performance unit awards(3)	300,000	n/a	100,000	70,000	n/a	n/a

Total	$1,589,435	$402,500	$526,859	$371,626	n/a	n/a

Termination without cause (without a Corporate Change)
Salary(4)	$1,000,000	$637,500	$435,000	$360,000	$550,000	$507,500
Benefit continuation(5)	60,807	n/a	21,216	21,216	35,876	36,344
Annual incentive award(6)	375,000	276,500	145,000	108,000	n/a	n/a
Performance unit awards(7)	n/a	n/a	n/a	n/a	150,000	105,000
Equity awards	n/a	n/a	n/a	n/a	153,621	n/a

Total	$1,435,807	$914,000	$601,216	$489,216	$889,497	$648,844

Corporate Change (without termination of employment)
Performance unit awards(8)	$300,000	n/a	$100,000	$70,000	n/a	n/a
Equity awards(9)	914,435	$126,000	281,859	193,626	n/a	n/a

Total	$1,214,435	$126,000	$381,859	$263,626	n/a	n/a

Termination without cause or for good reason in connection with a Corporate Change
Salary(10)	$1,000,000	$637,500	$435,000	$360,000	n/a	n/a
Benefit continuation(11)	60,807	n/a	42,432	42,432	n/a	n/a
Annual incentive award(12)	375,000	276,500	145,000	108,000	n/a	n/a
Performance unit awards(8)	300,000	n/a	100,000	70,000	n/a	n/a
Equity awards(13)	926,024	126,000	301,265	205,125	n/a	n/a

Total	$2,661,831	$1,040,000	$1,023,697	$785,557	n/a	n/a

(1)	Reflects pro rata payment of target annual bonus pursuant to the terms of employment agreements in effect on December 31, 2011. These amounts are not payable upon retirement. The amounts reflected above represent 100% of the target bonus payout due to the assumption that such Named Executive Officer’s employment terminated on the last day of the year.
(2)	Reflects accelerated vesting of shares of restricted stock pursuant to the terms of employment agreements in effect on December 31, 2011 and restricted stock award agreements.
(3)	Reflects pro rata target payout upon death, disability or retirement under performance unit award agreements. The amounts reflected above represent a full payout due to the assumption that such Named Executive Officer’s employment terminated on the last day of the performance period. No amount is reflected with respect to Mr. Heiligbrodt because all grants of performance units were made prior to the commencement of his employment with Carriage.
(4)	Amounts with respect to Messrs. Payne, Heiligbrodt, Sanford and Klug reflect cash severance payable under the terms of employment agreements in effect on December 31, 2011 equal to two years base salary continuation for Mr. Payne and 18 months base salary continuation for Messrs. Heiligbrodt, Sanford and Klug. All amounts with respect to Messrs. Dodds and Green were payable pursuant to their respective Separation and Release Agreement, each dated as of November 3, 2011.
(5)	Amounts reflect estimated cost of benefit continuation for 36 months in the case of Mr. Payne and 18 months in the case of Messrs. Sanford and Klug, in each case, pursuant to the terms of employment agreements in effect on December 31, 2011. No amount is reflected for Mr. Heiligbrodt as he was not a participant in our medical plan as of December 31, 2011.

(6)	Amounts reflect pro rata payment of target annual bonus pursuant to the terms of employment agreements in effect on December 31, 2011. The amounts reflected above represent 100% of the target bonus payout due to the assumption that such Named Executive Officer’s employment terminated on the last day of the year.
(7)	Amounts with respect to Messrs. Dodds and Green reflect actual payment or performance unit awards pursuant to their respective Separation and Release Agreements, dated November 3, 2011. These payments would not have otherwise been provided for under their performance unit award agreements.
(8)	Amounts reflect accelerated target payout upon a corporate change of Carriage under performance unit award agreements. No amount is reflected with respect to Mr. Heiligbrodt because all grants of performance units were made prior to the commencement of his employment with Carriage.
(9)	Amounts reflect accelerated vesting of shares of restricted stock pursuant to the terms of restricted stock award agreements.
(10)	Amounts reflect cash severance payable in a lump sum under the terms of employment agreements in effect on December 31, 2011 equal to two times base salary for Mr. Payne and 1.5 times base salary continuation for Messrs. Heiligbrodt, Sanford and Klug.
(11)	Amounts reflect estimated cost of benefit continuation for 36 months, in each case, pursuant to the terms of employment agreements in effect on December 31, 2011. No amount is reflected for Mr. Heiligbrodt as he was not a participant in our medical plan as of December 31, 2011.
(12)	Amounts reflect payout of 100% target bonus for the year of termination under the terms of employment agreements in effect on December 31, 2011.
(13)	Amounts reflect accelerated vesting of shares of restricted stock and in-the-money stock options pursuant to our Amended and Restated 2006 Long-Term Incentive Plan.
(14)	All amounts with respect to Messrs. Dodds and Green reflect actual payments and benefits pursuant to their respective Separation and Release Agreements, dated November 3, 2011. Because Messrs. Dodds and Green’s employment terminated prior to the end of 2011, the actual amounts paid and benefits provided in connection with such termination are reflected in the table.

Employment Agreements in Effect as of December 31, 2011

Mr. Payne. Pursuant to the terms of his Previous Employment Agreement as in effect on December 31, 2011, if Mr. Payne was terminated without cause during the term of his Previous Employment Agreement, we would have (a) continued to pay his base pay for a period of 24 months, (b) paid Mr. Payne a pro rata amount of the annual incentive award at the 75% of the base annual salary target goal level for the year of termination, and (c) provided Mr. Payne with reimbursement for medical benefit continuation premiums under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for a period of up to 36 months (or such time Mr. Payne ceased to be eligible to elect to continue such benefits under COBRA). If, following a corporate change of Carriage, Mr. Payne voluntarily terminated his employment for good reason or he was discharged without cause, in either case, within 24 months following the corporate change, then we would have provided Mr. Payne with (i) a lump sum payment equal to two times his base annual salary, (ii) 100% of the of the annual incentive award at the 75% of the base annual salary target goal level for the year of termination, and (iii) reimbursement for medical benefit continuation premiums under COBRA for a period of up to 36 months (or such time Mr. Payne ceased to be eligible to elect to continue such benefits under COBRA).

Messrs. Heiligbrodt, Sanford and Klug. Pursuant to the terms of their Previous Employment Agreements as in effect on December 31, 2011, if we discharged Messrs. Heiligbrodt, Sanford or Klug, without cause during the term of the executive’s Previous Employment Agreement, we would have (a) continued to pay the executive’s base pay for a period of 18 months, (b) paid the executive a pro rata amount of the annual target incentive award for the year of termination, and (c) provided the executive with reimbursement for medical benefit continuation premiums under COBRA for a period of up to 18 months (or such time the executive ceased to be eligible to elect to continue such benefits under COBRA). If, following a corporate change of Carriage, the executive voluntarily terminated his employment for good reason or the executive was discharged without cause, in either case, within 24 months following the change in control, then we would have provided the executive with (i) a lump sum payment equal to one and one-half the executive’s base annual salary, (ii) 100% of the annual target incentive award for the year of termination, and (iii) reimbursement for medical benefit continuation premiums under COBRA for a period of up to 36 months (or such time the executive ceased to be eligible to elect to continue such benefits under COBRA).

In addition, under each of Messrs. Payne, Heiligbrodt, Sanford and Klug’s employments agreements as in effect on December 31, 2011, upon the executive’s termination due to death or disability, such executive would have been entitled to receive (a) a pro rata amount of the annual target incentive award for the year of termination, and (b) full vesting of all shares of restricted stock (unless otherwise provided for in the applicable plan pursuant to which the restricted stock was granted). If the executive terminated his employment due to retirement on terms approved by our Board, he would have been entitled to full vesting of all shares of restricted stock (unless otherwise provided for in the applicable plan pursuant to which the restricted stock was granted).

The Previous Employment Agreements also each contained a covenant prohibiting the executive from competing with Carriage while he is employed by Carriage and, if his employment is terminated for any reason, then for a period of two years thereafter.

Amended and Restated Employment Agreements

On March 14, 2012 Messrs. Payne, Heiligbrodt, Sanford and Klug each entered into new employment agreements with us that superseded and replaced their Previous Employment Agreements.

Mr. Payne. Pursuant to the terms of Mr. Payne’s second amended and restated employment agreement entered into on March 14, 2012, if we discharge Mr. Payne without cause during the term of the agreement, Mr. Payne will be entitled to receive (a) an amount equal to 90% of his base salary, pro rated to reflect the number of days he was employed during the year of his termination, (b) continued payment of his base salary for a period of 24 months and (c) reimbursement for medical benefit continuation premiums under COBRA for a period of up to 36 months (or such time Mr. Payne ceases to be eligible to elect to continue such benefits under COBRA or becomes eligible to participate in another employer’s group health plan). If, following a corporate change of Carriage, Mr. Payne voluntarily terminates his employment for good reason or he is discharged without cause, in either case, within 24 months following the corporate change, Mr. Payne will be entitled to receive (i) a lump sum payment equal to three times the sum of his base salary and target annual bonus and (ii) reimbursement for medical benefit continuation premiums under COBRA for a period of up to 36 months (or such time Mr. Payne ceases to be eligible to elect to continue such benefits under COBRA or becomes eligible to participate in another employer’s group health plan).

Mr. Heiligbrodt. Pursuant to the terms of Mr. Heiligbrodt’s first amended and restated employment agreement entered into on March 14, 2012, if we discharge Mr. Heiligbrodt without cause during the term of the agreement, Mr. Heiligbrodt will be entitled to receive (a) an amount equal to 80% of his base salary, pro rated to reflect the number of days he was employed during the year of his termination, (b) continued payment of his base salary for a period of 18 months and (c) reimbursement for medical benefit continuation premiums under COBRA for a period of up to 18 months (or such time Mr. Heiligbrodt ceases to be eligible to elect to continue such benefits under COBRA or becomes eligible to participate in another employer’s group health plan). If, following a corporate change of Carriage, Mr. Heiligbrodt voluntarily terminates his employment for good reason or he is discharged without cause, in either case, within 24 months following the corporate change, Mr. Heiligbrodt will be entitled to receive (i) a lump sum payment equal to three times the sum of his base salary and target annual bonus and (ii) reimbursement for medical benefit continuation premiums under COBRA for a period of up to 36 months (or such time Mr. Heiligbrodt ceases to be eligible to elect to continue such benefits under COBRA or becomes eligible to participate in another employer’s group health plan).

Messrs. Sanford and Klug. Pursuant to the terms of Messrs. Sanford and Klug’s second amended and restated employment agreements entered into on March 14, 2012, if we discharge the executive without cause during the term of the executive’s employment agreement, he will be entitled to receive (a) an amount equal to 45% of his base salary, pro rated to reflect the number of days he was employed during the year of his termination, (b) continued payment of his base salary for a period of 18 months and (c) reimbursement for medical benefit continuation premiums under COBRA for a period of up to 18 months (or such time the executive ceases to be eligible to elect to continue such benefits under COBRA or becomes eligible to participate in another employer’s group health plan). If following a corporate change of Carriage, the executive voluntarily terminates his employment for good reason or he is discharged without cause, in either case, within 24 months following the corporate change, the executive will be entitled to receive (i) a lump sum payment equal to one and a half times his base salary plus one times his target annual bonus, and (ii) reimbursement for medical benefit continuation premiums under COBRA for a period of up to 36 months (or such time the executive ceases to be eligible to elect to continue such benefits under COBRA or becomes eligible to participate in another employer’s group health plan).

In addition, under each of Messrs. Payne, Heiligbrodt, Sanford and Klug’s employments agreements entered into on March 14, 2012, upon the executive’s termination due to death or disability, such executive would be entitled to receive (a) a pro rata amount of the annual target incentive award for the year of termination, and (b) full vesting of all stock options and shares of restricted stock (unless otherwise provided for in the applicable plan pursuant to which the award was granted). If the executive terminated his employment due to retirement on terms approved by the board, he would be entitled to full vesting of all stock options and shares of restricted stock (unless otherwise provided for in the applicable plan pursuant to which the award was granted).

Each of the employment agreements provides that if any amounts payable under the agreement would be subject to the excise tax under Sections 280G and 4999 of the Code, such amounts will be reduced to the maximum amount that would be not be subject to such excise tax.

The employment agreements also each contain a covenant prohibiting the executive from competing with us while he is employed by us and, if his employment is terminated for any reason, then for a period of two years thereafter.

Dodds and Green Separation Agreements

On November 3, 2011 we entered into Separation and Release Agreements with Messrs. Dodds and Green pursuant to which they resigned from Carriage effective as of December 31, 2011. Pursuant to these agreements, effective as of December 31, 2011, each executive received (a) a cash severance payment ($550,000 in the case of Mr. Dodds and $507,500 in the case of Mr. Green), (b) payment of any amounts due with respect to performance units, valued as of December 31, 2011, (c) reimbursement for medical benefit continuation premiums under COBRA for a period of up to 18 months (or such time the executive ceases to be eligible to elect to continue such benefits under COBRA) and (d) solely with respect to Mr. Dodds, vesting of 50% of his outstanding unvested options and shares of restricted stock. In exchange for these benefits, each of Messrs. Dodds and Green executed a release of any and all claims against us.

Long-Term Incentive Plan

Pursuant to the terms of the award agreements underlying our shares of restricted stock granted under our Amended and Restated 2006 Long-Term Incentive Plan, upon the consummation of a corporate change of Carriage, all restrictions on such shares will lapse.

In addition, pursuant to the terms of our Amended and Restated 2006 Long-Term Incentive Plan and Second Amended and Restated 2006 Long-Term Incentive Plan, except as otherwise provided in an award agreement, if a participant’s employment with us is terminated for any reason other than death, for cause, inability to perform or due to such participant’s termination of his or her employment for good reason within the one-year period following a corporate change of Carriage, then any time periods, conditions or contingencies (including vesting conditions) relating to the exercise or realization of, or lapse of restrictions under, any award will be automatically accelerated or waived so that the award may be realized in full (if no exercise of the award is required) or exercised in full (if exercise of the award is required) upon the termination of such participant’s employment.

Performance Units

Pursuant to the terms of the award agreements underlying the performance units granted to our executive officers, upon a corporate change of Carriage, or if such executive officer is terminated without cause or resigns for good reason on or before the last day of the performance period prior to a corporate change of Carriage, and such termination is at the request or direction of, or the event giving rise to good reason is a result of, a person who has entered into an agreement which would constitute a corporate change of Carriage if consummated, the participant will be entitled to receive an amount equal to the product of (a) $1.00 and (b) the number of performance units awarded pursuant to such award agreement.

In addition, upon termination of the executive’s employment due to the executive’s death, disability or retirement, he would be entitled to a pro rata payout of any performance units, based upon the number of days during the performance period in which the executive was employed by us.

COMPENSATION POLICIES AND PRACTICES AS THEY RELATE TO OUR RISK MANAGEMENT

Our Compensation Committee considers, among other things, in establishing and reviewing our executive compensation program, whether the program pays the executives for performance and whether the program encourages unnecessary or excessive risk taking. Our Compensation Committee reviews annually the principal components of executive compensation. Base salaries are reviewed annually and fixed in amount. Annual incentive pay is focused on achievement of certain specific overall financial goals and maybe determined using singular or multiple performance criteria. Our Compensation Committee believes that these cash incentive plans appropriately balance risk, payment for performance and the desire to focus executives on specific financial and leadership measures and that they do not encourage unnecessary or excessive risk taking. We believe that our compensation policies and practices for all employees, including non-executive officers, are reasonable and do not create any risk or adverse effect on Carriage.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

L. William Heiligbrodt was the Chairman of our Compensation Committee until his employment with us began on September 1, 2011. Except for Mr. Heiligbrodt, none of the members who served on our Compensation Committee during 2011 has at any time been an officer or employee of our company nor had any substantial business dealings with our company. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or our Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Approval of Related Party Transactions

We have established procedures to identify, review, approve, and ratify transactions with related persons and bring them to the attention of our Board for consideration. These procedures include formal written questionnaires to our directors and executive officers. Each year, we require our directors and executive officers to complete a questionnaire that requires them to identify and describe any transactions with Carriage that they or their respective related parties may have been involved in, whether or not material.

Our Corporate Governance Committee has the responsibility to review and discuss with management and approve any transactions or courses of dealing with related parties. During this process, related party transactions are disclosed to all Board members. To the extent such transactions are ongoing business relationships, the transactions are reviewed annually and such relationships will be on terms not materially less favorable than what would be usual and customary in similar transactions between unrelated persons dealing at arms’ length. Our Corporate Governance Committee intends to approve only those related party transactions that are in the best interest of us and our stockholders. The policies and procedures for related party transactions are documented in our Code of Business Conduct and Ethics, a copy of which is available free of charge on our website at www.carriageservices.com.

Related Party Transactions

Other than as described below, since January 1, 2011, there were no reportable transactions between Carriage and related persons and there are no such currently proposed transactions.

Richard W. Scott, a member of our Board, is a key member of management and Chief Investment Officer of an otherwise unrelated company that holds $7.3 million of our 7.875% Senior Notes for investment purposes.

OTHER BUSINESS

Management does not intend to bring any other business before our Annual Meeting and has not been informed that any other matters are to be presented at our Annual Meeting by others. If other matters properly come before our Annual Meeting or any adjournment thereof, the persons named in the accompanying proxy and acting thereunder will vote in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING

Pursuant to the various rules promulgated by the SEC, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at our 2013 Annual Meeting of Stockholders may do so by following the procedures set forth under Rule 14a-8 of the Exchange Act. In general, to be eligible for inclusion in our proxy materials, stockholder proposals must be received by our Corporate Secretary at 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056 no later than December 22, 2012. However, if the date of our 2013 Annual Meeting of Stockholders is changed by more than 30 days from May 23, 2013, the deadline is a reasonable time prior to our printing of the proxy materials, which deadline will be communicated to the stockholders in our public filings. No stockholder proposal was received for inclusion in this Proxy Statement.

Under Rule 14a-4(c) of the Exchange Act, our Board may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a stockholder at our 2013 Annual Meeting of Stockholders that the stockholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how our Board intends to exercise its discretion to vote on the matter, unless we are notified of the proposal on or before March 6, 2013, and the shareholder satisfies the other requirements of Rule 14a-14(c)(2). If we first receive notice of the matter after March 6, 2013, and the matter nonetheless is permitted to be presented at our 2013 Annual Meeting of Stockholders, our Board may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

ADDITIONAL INFORMATION

Annual Report

Our Annual Report to Stockholders for the year ended December 31, 2011 (our “Annual Report”) is being mailed to all stockholders entitled to vote at our Annual Meeting. Our Annual Report does not form any part of the proxy soliciting materials.

A copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2011, but not including exhibits, is also available at www.carriageservices.com. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, excluding exhibits, will be furnished at no charge to each person to whom a proxy statement is delivered upon the request of such person. Exhibits to the Annual Report on Form 10-K for the fiscal year ended December 31, 2011 are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. Such requests should be directed to the Corporate Secretary of Carriage Services, Inc., 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056.

Householding

We are sending only one copy of this Proxy Statement and the Annual Report to Stockholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs. If you received a householded mailing this year and you would like to have additional copies of this Proxy Statement and/or Annual Report mailed to you or you would like to opt out of this practice for future mailings, we will promptly deliver such additional copies to you if you submit your request to our Corporate Secretary in writing at Carriage Services, Inc., 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056, or call our Corporate Secretary at 713-332-8400. You may also contact us in the same manner if you received multiple copies of this Proxy Statement and the Annual Report and would prefer to receive a single copy in the future.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING, AND YOU ARE RESPECTFULLY REQUESTED TO SIGN, DATE AND RETURN YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

By Order of the Board of Directors,

L. William Heiligbrodt Vice Chairman, Executive Vice President and Secretary

Houston, Texas

April 16, 2012

APPENDIX A

CARRIAGE SERVICES, INC.

SECOND AMENDED AND RESTATED

2006 LONG-TERM INCENTIVE PLAN

ARTICLE I

ESTABLISHMENT AND PURPOSE

1.1 Establishment and Purpose. Carriage Services, Inc. (“Carriage”) hereby further amends and restates the Carriage Services, Inc. 2006 Long-Term Incentive Plan (the “Plan”) as set forth in this document. The purposes of the Plan are to attract and retain highly qualified individuals to perform services for Carriage and its Affiliates and to serve on Carriage’s Board of Directors, to further align the interests of those individuals with those of the stockholders of Carriage, and closely link compensation with Company performance. Carriage is committed to creating long-term stockholder value. Carriage’s compensation philosophy is based on a belief that Carriage can best create stockholder value if employees and directors act and are rewarded as business owners. Carriage believes that an equity stake through equity compensation programs effectively aligns employee and stockholder interests by motivating and rewarding performance that will enhance stockholder value.

1.2 Effectiveness and Term. The Plan originally became effective as of May 25, 2006, and was amended and restated on May 18, 2010 to incorporate the previous amendment to the Plan and certain other changes. The Plan is hereby further amended and restated as of May 24, 2012 (the “Effective Date”) to incorporate certain changes. Unless terminated earlier by the Board pursuant to Section 13.1, the Plan shall terminate on the day prior to the tenth anniversary of the Effective Date. Notwithstanding the foregoing, this amendment and restatement of the Plan is expressly conditioned upon the approval by the holders of a majority of all shares of Common Stock present, or represented, and entitled to vote at a meeting of Carriage’s stockholders. If the stockholders of Carriage should fail to so approve the Plan, this amendment and restatement of the Plan shall not be of any force or effect.

ARTICLE II

DEFINITIONS

2.1 “Affiliate” means (a) with respect to Incentive Stock Options, a “parent corporation” or a “subsidiary corporation” of Carriage, as those terms are defined in Sections 424(e) and (f) of the Code, respectively, and (b) with respect to other Awards, (i) a “parent corporation” or a subsidiary corporation” of Carriage as defined in (a) above, or (ii) any other person with whom Carriage would be considered a single employer under Section 414(b) of the Code (controlled group of corporations) or Section 414(c) of the Code (partnerships, proprietorships, etc., under common control), provided that in applying Code Sections 1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations under Section 414(b) of the Code, the language “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Code Sections 1563(a)(1), (2) and (3), and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c) of the Code, the language “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2.

2.2 “ASC Topic 718” means Accounting Standards Codification Topic 718, Compensation –Stock Compensation, or any successor accounting standard.

2.3 “Award” means an award granted to a Participant in the form of Options, SARs, Restricted Stock, Performance Awards, Stock Awards or Other Incentive Awards, whether granted singly or in combination.

2.4 “Award Agreement” means a written agreement between Carriage and a Participant that sets forth the terms, conditions, restrictions and limitations applicable to an Award.

2.5 “Board” means the Board of Directors of Carriage.

2.6 “Carriage” means Carriage Services, Inc., a Delaware corporation, or any successor thereto.

2.7 “Cause” means a finding by the Committee of acts or omissions constituting, in the Committee’s reasonable judgment, (a) a breach of duty by the Participant in the course of his employment involving fraud, acts of dishonesty (other than inadvertent acts or omissions), disloyalty to the Company, or moral turpitude constituting criminal felony; (b) conduct by the Participant that is materially detrimental to the Company, monetarily or otherwise, or reflects unfavorably on the Company or the Participant to such an extent that the Company’s best interests reasonably require the termination of the Participant’s employment; (c) acts or omissions of the Participant materially in violation of his obligations under any written employment or other agreement between the Participant and the Company or at law; (d) the Participant’s failure to comply with or enforce Company policies concerning equal employment opportunity, including engaging in sexually or otherwise harassing conduct; (e) the Participant’s repeated insubordination; (f) the Participant’s failure to comply with or enforce, in any material respect, all other personnel policies of the Company; (g) the Participant’s failure to devote his full (or other required) working time and best efforts to the performance of his responsibilities to the Company; or (h) the Participant’s conviction of, or entry of a plea agreement or consent decree or similar arrangement with respect to a felony or any violation of federal or state securities laws.

2.8 “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations.

2.9 “Committee” means the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board to administer the Plan, which committee shall consist of two or more members of the Board; provided, however, that with respect to the application of the Plan to Awards made to Outside Directors, the “Committee” shall be the Board. During such time as the Common Stock is registered under Section 12 of the Exchange Act, each member of the Committee shall be an Independent Director. To the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board.

2.10 “Common Stock” means the common stock of Carriage, $.01 par value per share, or any stock or other securities of hereafter issued or issuable in substitution or exchange for the Common Stock.

2.11 “Company” means Carriage and any Affiliate.

2.12 “Corporate Change” means (a) the dissolution or liquidation of Carriage; (b) a reorganization, merger or consolidation of Carriage with one or more corporations (other than a merger or consolidation effecting a reincorporation of Carriage in another state or any other merger or consolidation in which the stockholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the stockholders of Carriage and their proportionate interests therein immediately prior to the merger or consolidation) (collectively, a “Corporate Change Merger”); (c) the sale of all or substantially all of the assets of the Company; or (d) the occurrence of a Change in Control. A “Change in Control” shall be deemed to have occurred if (i) individuals who were directors of Carriage immediately prior to a Control Transaction shall cease, within two years of such Control Transaction to constitute a majority of the Board (or of the Board of Directors of any successor to Carriage or to a company which has acquired all or substantially all its assets) other than by reason of an increase in the size of the membership of the applicable Board that is approved by at least a majority of the individuals who were directors of Carriage immediately prior to such Control Transaction or (ii) any entity, person or Group acquires shares of Carriage in a transaction or series of transactions that result in such entity, person or Group directly or indirectly owning beneficially 50% or more of the outstanding shares of Common Stock. As used herein, “Control Transaction” means (A) any tender offer for or acquisition of capital stock of Carriage pursuant to which any person, entity, or Group directly or indirectly acquires beneficial ownership of 20% or more of the outstanding shares of Common Stock; (B) any Corporate Change Merger of Carriage; (C) any contested election of directors of Carriage; or (D) any combination of the foregoing, any one of which results in a change in voting power sufficient to elect a majority of the Board. As used herein, “Group” means persons who act “in concert” as described in Sections 13(d)(3) and/or 14(d)(2) of the Exchange Act.

2.13 “Effective Date” means the date the Plan became effective as provided in Section 1.2.

2.14 “Employee” means an employee of the Company; provided, however, that the term “Employee” does not include an Outside Director.

2.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.16 “Fair Market Value” means (a) for so long as the Common Stock is listed on the New York Stock Exchange or any other national stock exchange, the average of the highest and lowest selling prices for such stock as quoted on such exchange for the date the Award is granted (or if there are no sales for such date of grant, then for the last preceding business day on which there were sales), (b) if the Common Stock is traded in the over-the-counter market, the average of the representative closing bid and asked prices as reported by NASDAQ for the date the Award is granted (or if there was no quoted price for such date of grant, then for the last preceding business day on which there was a quoted price), or (c) if the Common Stock is traded in the NASDAQ National Market System, the average of the highest and lowest selling prices for such stock as quoted on the NASDAQ National Market System for the date the Award is granted (or if there are no sales for such date of grant, then for the last preceding business day on which there were sales), or (d) if the Common Stock is not reported or quoted by any such organization, fair market value of the Common Stock as determined in good faith by the Committee using a “reasonable application of a reasonable valuation method” within the meaning Section 409A of the Code and the regulations thereunder. Notwithstanding the foregoing, “Fair Market Value” with respect to an Incentive Stock Option shall mean fair market value as determined in good faith by the Committee within the meaning of Section 422 of the Code.

2.17 “Good Reason” means any of the following actions if taken without the Participant’s prior written consent: (a) any material failure by the Company to comply with its obligations under the terms of a written employment agreement; (b) any demotion of the Participant as evidenced by a material reduction in the Participant’s responsibilities, duties, compensation, or benefits; or (c) any permanent relocation of the Participant’s place of business to a location 50 miles or more from the then-current location. Neither a transfer of employment among Carriage and any of its Affiliates, a change in any co-employment relationship, nor a mere change in job title or reporting structure constitutes “Good Reason.”

2.18 “Grant Date” means the date an Award is determined to be effective by the Committee upon the grant of such Award.

2.19 “Inability to Perform” means and shall be deemed to have occurred if the Participant has been determined under the Company’s or any co-employer’s long-term disability plan to be eligible for long-term disability benefits. In the absence of the Participant’s participation in, application for benefits under, or existence of such a plan, “Inability to Perform” means a finding by the Committee in its sole judgment that the Participant is, despite any reasonable accommodation required by law, unable to perform the essential functions of his position because of an illness or injury for (a) 60% or more of the normal working days during six consecutive calendar months or (b) 40% or more of the normal working days during twelve consecutive calendar months.

2.20 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422(b) of the Code.

2.21 “Independent Director” means a member of the Board who: (a) meets the independence requirements of the New York Stock Exchange (or such other exchange or quotation system upon which the shares of Common Stock are listed or quoted), (b) from and after the date on which the remuneration paid pursuant to the Plan becomes subject to the deduction limitation under Section 162(m) of the Code, qualifies as an “outside director” under Section 162(m) of the Code, (c) qualifies as a “non-employee director” of Carriage under Rule 16b-3, and (d) satisfies independence criteria under any other applicable laws or regulations relating to the issuance of shares of Common Stock to Employees.

2.22 “NASDAQ” means The NASDAQ Stock Market, Inc.

2.23 “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

2.24 “Option” means an option to purchase shares of Common Stock granted to a Participant pursuant to Article VII. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option, as determined by the Committee.

2.25 “Other Incentive Award” means an incentive award granted to a Participant pursuant to Article XI.

2.26 “Outside Director” means a member of the Board who is either: (a) an Independent Director, or (b) another member of the Board who may be an Employee but who is not an executive officer of Carriage.

2.27 “Participant” means an Employee or Outside Director who has been granted an Award; provided, however, that no Award that may be settled in Common Stock may be issued to a Participant that is not a natural person.

2.28 “Performance Award” means an Award granted to a Participant pursuant to Article X to receive cash or Common Stock conditioned in whole or in part upon the satisfaction of specified performance criteria.

2.29 “Permitted Transferee” shall have the meaning given such term in Section 14.4.

2.30 “Plan” means the Carriage Services, Inc. Amended and Restated 2006 Long-Term Incentive Plan, as in effect and amended from time to time.

2.31 “Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture.

2.32 “Restricted Stock” means a share of Common Stock granted to a Participant pursuant to Article IX that is subject to such terms, conditions, and restrictions as may be determined by the Committee.

2.33 “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation that may be in effect from time to time.

2.34 “SEC” means the United States Securities and Exchange Commission, or any successor agency or organization.

2.35 “Section 16 Participant” means a Participant who is subject to Section 16 of the Exchange Act.

2.36 “Securities Act” means the Securities Act of 1933, as amended.

2.37 “Stock Appreciation Right” or “SAR” means a right granted to a Participant pursuant to Article VIII with respect to a share of Common Stock to receive upon exercise cash, Common Stock or a combination of cash and Common Stock, equal to the appreciation in value of a share of Common Stock.

2.38 “Stock Award” means a stock award granted to a Participant pursuant to Article XI.

ARTICLE III

PLAN ADMINISTRATION

3.1 Plan Administrator and Discretionary Authority. The Plan shall be administered by the Committee. The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms. The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to: (a) interpret the Plan and the Award Agreements executed hereunder; (b) decide all questions concerning eligibility for, and the amount of, Awards granted under the Plan; (c) construe any ambiguous provision of the Plan or any Award Agreement; (d) prescribe the form of Award Agreements; (v) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement; (e) issue administrative guidelines as an aid to administering the Plan and make changes in such guidelines as the Committee from time to time deems proper; (f) make regulations for carrying out the Plan and make changes in such regulations as the Committee from time to time deems proper; (g) determine whether Awards should be granted singly or in combination; (h) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions and limitations; (i) accelerate the exercise, vesting or payment of an Award when such action or actions would be in the best interests of the Company; (j) require Participants to hold a stated number or percentage of shares of Common Stock acquired pursuant to an Award for a stated period; and (k) take any and all other actions the Committee deems necessary or advisable for the proper operation or administration of the Plan. The Committee shall have authority in its sole discretion with respect to all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan, including without limitation its construction of the terms of the Plan and its determination of eligibility for participation in, and the terms of Awards granted under, the Plan. The decisions of the Committee and its actions with respect to the Plan shall be final, conclusive and binding on all persons having or claiming to have any right or interest in or under the Plan, including without limitation Participants and their respective Permitted Transferees, estates, beneficiaries and legal representatives.

3.2 Liability; Indemnification. No member of the Committee, nor any person to whom it has delegated authority, shall be personally liable for any action, interpretation or determination made in good faith with respect to the Plan or Awards granted hereunder, and each member of the Committee (or delegatee of the Committee) shall be fully indemnified and protected by Carriage with respect to any liability he may incur with respect to any such action, interpretation or determination, to the maximum extent permitted by applicable law.

ARTICLE IV

SHARES SUBJECT TO THE PLAN

4.1 Available Shares.

(a) Subject to adjustment as provided in Section 4.2, the maximum number of shares of Common Stock that shall be available for grant of Awards under the Plan shall be 5,000,000 shares of Common Stock.

(b) The maximum number of shares of Common Stock that may be subject to Incentive Stock Options granted under the Plan is 5,000,000.The limitations provided in this Section 4.1(b) shall be subject to adjustment as provided in Section 4.2.

(c) Shares of Common Stock issued pursuant to the Plan may be original issue or treasury shares or a combination of the foregoing, as the Committee, in its sole discretion, shall from time to time determine. During the term of the Plan, Carriage will at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan.

4.2 Adjustments for Recapitalizations and Reorganizations. Subject to Article XII, if there is any change in the number or kind of shares of Common Stock outstanding (a) by reason of a stock dividend, spin-off, recapitalization, stock split, or combination or exchange of shares, (b) by reason of a merger, reorganization, or consolidation, (c) by reason of a reclassification or change in par value, or (d) by reason of any other extraordinary or unusual event affecting the outstanding Common Stock as a class without Carriage’s receipt of consideration, or if the value of outstanding shares of Common Stock is reduced as a result of a spin-off or Carriage’s payment of an extraordinary cash dividend, or distribution or dividend or distribution consisting of any assets of Carriage other than cash, the maximum number and kind of shares of Common Stock available for issuance under the Plan, the maximum number and kind of shares of Common Stock for which any individual may receive Awards in any fiscal year or under the Plan, the number and kind of shares of Common Stock covered by outstanding Awards, and the price per share or the applicable market value or performance target of such Awards shall be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights under such Awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

4.3 Adjustments for Awards. The Committee shall have sole discretion to determine the manner in which shares of Common Stock available for grant of Awards under the Plan are counted. Without limiting the discretion of the Committee under this Section 4.3, unless otherwise determined by the Committee, the following rules shall apply for the purpose of determining the number of shares of Common Stock available for grant of Awards under the Plan:

(a) Options, Restricted Stock and Stock Awards. The grant of Options, Restricted Stock or Stock Awards shall reduce the number of shares of Common Stock available for grant of Awards under the Plan by the number of shares of Common Stock subject to such an Award.

(b) SARs. The grant of SARs that may be paid or settled (i) only in Common Stock or (ii) in either cash or Common Stock shall reduce the number of shares available for grant of Awards under the Plan by the number of shares subject to such an Award; provided, however, that upon the exercise of SARs, the excess of the number of shares of Common Stock with respect to which the Award is exercised over the number of shares of Common Stock issued upon exercise of the Award shall again be available for grant of Awards under the Plan.

(c) Performance Awards and Other Incentive Awards. The grant of a Performance Award or Other Incentive Award denominated in shares of Common Stock and that may be paid or settled (i) only in Common Stock or (ii) in either Common Stock or cash or a combination thereof shall reduce the number of shares available for grant of Awards under the Plan by the number of shares subject to such an Award; provided, however, that upon settlement of the Award, the excess, if any, of the number of shares of Common Stock that had been subject to such Award over the number of shares of Common Stock issued upon its settlement shall again be available for grant of Awards under the Plan. The grant of a Performance Award or Other Incentive Award denominated in cash and that may be paid or settled (i) only in cash or (ii) in either Common Stock or cash or a combination thereof shall reduce the number of shares available for grant of Awards under the Plan by the number of shares of Common Stock, if any, that are actually issued with respect to such Award. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting and make adjustments if the number of shares of Common Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(d) Cancellation, Forfeiture and Termination. If any Award referred to in Sections 4.3(a), (b), or (c) (other than an Award that may be paid or settled only for cash) is canceled or forfeited, or terminates, expires or lapses, for any reason, the shares then subject to such Award shall again be available for grant of Awards under the Plan.

(e) Payment of Exercise Price and Withholding Taxes. If previously acquired shares of Common Stock are used to pay the exercise price of an Award, the number of shares available for grant of Awards under the Plan shall be increased by the number of shares delivered as payment of such exercise price. If previously acquired shares of Common Stock are used to pay withholding taxes payable upon exercise, vesting or payment of an Award, or shares of Common Stock that would be acquired upon exercise, vesting or payment of an Award are withheld to pay withholding taxes payable upon exercise, vesting or payment of such Award, the number of shares available for grant of Awards under the Plan shall be increased by the number of shares delivered or withheld as payment of such withholding taxes.

ARTICLE V

ELIGIBILITY

The Committee shall select Participants from those Employees and Outside Directors who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company. Once a Participant has been selected for an Award by the Committee, the Committee shall determine the type and size of Award to be granted to the Participant and shall establish in the related Award Agreement the terms, conditions, restrictions and limitations applicable to the Award, in addition to those set forth in the Plan and the administrative guidelines and regulations, if any, established by the Committee.

ARTICLE VI

FORM OF AWARDS

6.1 Form of Awards. Awards may be granted under the Plan, in the Committee’s sole discretion, in the form of Options pursuant to Article VII, SARs pursuant to Article VIII, Restricted Stock pursuant to Article IX, Performance Awards pursuant to Article X, and Stock Awards and Other Incentive Awards pursuant to Article XI, or a combination thereof. All Awards shall be subject to the terms, conditions, restrictions and limitations of the Plan. The Committee may, in its sole discretion, subject any Award to such other terms, conditions, restrictions and/or limitations (including without limitation the time and conditions of exercise, vesting or payment of an Award and restrictions on transferability of any shares of Common Stock issued or delivered pursuant to an Award), provided they are not inconsistent with the terms of the Plan. The Committee may, but is not required to, subject an Award to such conditions as it determines are necessary or appropriate to ensure that an Award constitutes “qualified performance based compensation” within the meaning of Section 162(m) of the Code and the regulations thereunder. Awards under a particular Article of the Plan need not be uniform, and Awards under more than one Article of the Plan may be combined in a single Award Agreement. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant.

6.2 No Repricing or Reload Rights. Except for adjustments made pursuant to Section 4.2, no Award may be repriced, replaced, regranted through cancellation or otherwise modified without stockholder approval, if the effect would be to reduce the exercise price for the shares underlying such Award. The Committee may not cancel an outstanding Option that is under water for the purpose of granting a replacement Award of a different type.

6.3 Loans. The Committee may, in its sole discretion, approve the extension of a loan by the Company to a Participant who is an Employee to assist the Participant in paying the exercise price or purchase price of an Award; provided, however, that no loan shall be permitted if the extension of such loan would violate any provision of applicable law (including but not limited to Section 402 of the Sarbanes-Oxley Act of 2002). Any loan will be made upon such terms and conditions as the Committee shall determine.

ARTICLE VII

OPTIONS

7.1 General. Awards may be granted in the form of Options that may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both; provided, however, that Incentive Stock Options may be granted only to Employees. The maximum number of shares of Common Stock that may be subject to all Options granted under the Plan to any one Participant (i) during the fiscal year of Carriage in which the Participant is first hired by the Company is 100,000 shares and (ii) during each subsequent fiscal year is 100,000 shares.

7.2 Terms and Conditions of Options. An Option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but such exercise price shall not be less than 100% of the Fair Market Value per share of Common Stock on the Grant Date unless the Option was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became Employees as a result of a merger, consolidation, acquisition, or other corporate transaction involving the Company and complies with Section 409A of the Code. Except as otherwise provided in Section 7.3, the term of each Option shall be as specified by the Committee; provided, however, that no Options shall be exercisable later than ten years after the Grant Date. Options may be granted with respect to Restricted Stock or shares of Common Stock that are not Restricted Stock, as determined by the Committee in its sole discretion.

7.3 Restrictions Relating to Incentive Stock Options.

(a) Options granted in the form of Incentive Stock Options shall, in addition to being subject to the terms and conditions of Section 7.2, comply with Section 422(b) of the Code. To the extent the aggregate Fair Market Value (determined as of the times the respective Incentive Stock Options are granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company exceeds $100,000, such excess Incentive Stock Options shall be treated as options that do not constitute Incentive Stock Options. The Committee shall determine, in accordance with the applicable provisions of the Code and based on information available to it, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and will notify the Participant of such determination as soon as practicable after such determination (but without liability for any failure or delay in providing such notification). The price at which a share of Common Stock may be purchased upon exercise of an Incentive Stock Option shall be determined by the Committee, but such exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date. No Incentive Stock Option shall be granted to an Employee under the Plan if, at the time such Option is granted, such Employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of Carriage or an Affiliate, within the meaning of Section 422(b)(6) of the Code, unless (i) on the Grant Date of such Option, the exercise price of such Option is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the Grant Date of the Option.

(b) Each Participant awarded an Incentive Stock Option shall notify Carriage in writing immediately after the date he or she makes a disqualifying disposition of any shares of Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Common Stock before the later of (i) two years after the Grant Date of the Incentive Stock Option or (ii) one year after the date of exercise of the Incentive Stock Option.

7.4 Exercise of Options.

(a) Subject to the terms and conditions of the Plan, Options shall be exercised by the delivery of a written notice of exercise to Carriage, setting forth the number of whole shares of Common Stock with respect to which the Option is to be exercised, accompanied by full payment for such shares.

(b) Upon exercise of an Option, the exercise price of the Option shall be payable to Carriage in full either: (i) in cash or an equivalent acceptable to the Committee, or (ii) in the sole discretion of the Committee and in accordance with any applicable administrative guidelines established by the Committee, by tendering one or more previously acquired nonforfeitable, unrestricted shares of Common Stock that have been held by the Participant for at least six months having an aggregate Fair Market Value at the time of exercise equal to the total exercise price, or (iii) in a combination of the forms of payment specified in clauses (i) and (ii) above.

(c) During such time as the Common Stock is registered under Section 12 of the Exchange Act, to the extent permissible under applicable law, payment of the exercise price of an Option may also be made, in the absolute discretion of the Committee , by delivery to Carriage or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares with respect to which the Option is exercised and deliver the sale or margin loan proceeds directly to Carriage to pay the exercise price and any required withholding taxes.

(d) As soon as reasonably practicable after receipt of written notification of exercise of an Option and full payment of the exercise price and any required withholding taxes, Carriage shall (i) deliver to the Participant, in the Participant’s name or the name of the Participant’s designee, a stock certificate or certificates in an appropriate aggregate amount based upon the number of shares of Common Stock purchased under the Option, or (ii) cause to be issued in the Participant’s name or the name of the Participant’s designee, in book-entry form, an appropriate number of shares of Common Stock based upon the number of shares purchased under the Option.

7.5 Termination of Employment. Each Award Agreement embodying the Award of an Option shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment with the Company. Such provisions shall be determined by the Committee in its absolute discretion, need not be uniform among all Options granted under the Plan and may reflect distinctions based on the reasons for termination of employment. In the event a Participant’s Award Agreement embodying the award of an Option does not set forth such termination provisions, the following termination provisions shall apply with respect to such Award:

(a) Termination Other Than For Cause. If the employment of a Participant shall terminate for any reason other than Cause, each outstanding Option held by the Participant may be exercised, to the extent then vested, until the earlier of (i) the expiration of one year from the date of such termination of employment or (ii) the expiration of the term of such Option.

(b) Termination for Cause. Notwithstanding paragraph (a) above, if the employment of a Participant shall terminate for Cause, each outstanding Option held by the Participant may be exercised, to the extent then vested, until the earlier of (i) the expiration of 30 days from the date of such termination of employment or (ii) the expiration of the term of such Option.

Notwithstanding the foregoing provisions of this Section 7.5, an Option will not be treated as an Incentive Stock Option unless at all times beginning on the Grant Date and ending on the day three months (one year in the case of a Participant who is “disabled” within the meaning of Section 22(e)(3) of the Code) before the date of exercise of the Option, the Participant is an employee of Carriage or an Affiliate (or a corporation or a parent or subsidiary corporation of such corporation issuing or assuming an option in a transaction to which Section 424(a) of the Code applies).

ARTICLE VIII

STOCK APPRECIATION RIGHTS

8.1 General. The Committee may grant Awards in the form of SARs in such numbers and at such times as it shall determine. SARs shall vest and be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which SARs may be exercised shall be determined by the Committee but shall not be less than 100% of the Fair Market Value per share of Common Stock on the Grant Date unless the SARs were granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became Employees as a result of a merger, consolidation, acquisition, or other corporate transaction involving the Company and comply with Section 409A of the Code. The term of each SAR shall be as specified by the Committee; provided, however, that no SARs shall be exercisable later than ten years after the Grant Date. At the time of an Award of SARs, the Committee may, in its sole discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the SARs, including without limitation rules pertaining to the termination of employment (by reason of death, permanent and total disability, or otherwise) of a Participant prior to exercise of the SARs, as it determines are necessary or appropriate, provided they are not inconsistent with the Plan. The maximum number of shares of Common Stock that may be subject to all SARs granted under the Plan to any one Participant (i) during the fiscal year of Carriage in which the Participant is first hired by the Company is 100,000 shares and (ii) during each subsequent fiscal year is 100,000 shares; provided, however that if a SAR is to be paid in cash, the number of shares of Common Stock subject to such SAR shall not count toward the individual share limit set forth in this sentence.

8.2 Exercise of SARs. SARs shall be exercised by the delivery of a written notice of exercise to Carriage, setting forth the number of whole shares of Common Stock with respect to which the Award is being exercised. Upon the exercise of SARs, the Participant shall be entitled to receive an amount equal to the excess of the aggregate Fair Market Value of the shares of Common Stock with respect to which the Award is exercised (determined as of the date of such exercise) over the aggregate exercise price of such shares. Such amount shall be payable to the Participant in cash or in shares of Common Stock, as provided in the Award Agreement.

ARTICLE IX

RESTRICTED STOCK

9.1 General. Awards may be granted in the form of Restricted Stock in such numbers and at such times as the Committee shall determine. The Committee shall impose such terms, conditions and restrictions on Restricted Stock as it may deem advisable, including without limitation providing for vesting upon the achievement of specified performance goals pursuant to a Performance Award and restrictions under applicable Federal or state securities laws. A Participant shall not be required to make any payment for Restricted Stock unless required by the Committee pursuant to Section 9.2.

9.2 Purchased Restricted Stock. The Committee may in its sole discretion require a Participant to pay a stipulated purchase price for each share of Restricted Stock.

9.3 Restricted Period. At the time an Award of Restricted Stock is granted, the Committee shall establish a Restricted Period applicable to such Restricted Stock. Each Award of Restricted Stock may have a different Restricted Period in the sole discretion of the Committee; provided, however, that no Award of Restricted Stock (other than an Award of Restricted Stock granted in the form of a Performance Award or an Award of Restricted Stock granted to an Outside Director) shall have a Restricted Period of less than three years.

9.4 Other Terms and Conditions. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. Restricted Stock awarded to a Participant under the Plan shall be registered in the name of the Participant or, at the option of Carriage, in the name of a nominee of Carriage, and shall be issued in book-entry form or represented by a stock certificate. Subject to the terms and conditions of the Award Agreement, a Participant to whom Restricted Stock has been awarded shall have the right to receive dividends thereon during the Restricted Period, to vote the Restricted Stock and to enjoy all other stockholder rights with respect thereto, except that (a) Carriage shall retain custody of any certificates evidencing the Restricted Stock during the Restricted Period, and (b) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Restricted Stock during the Restricted Period. A breach of the terms and conditions established by the Committee pursuant to the Award of the Restricted Stock may result in a forfeiture of the

Restricted Stock. At the time of an Award of Restricted Stock, the Committee may, in its sole discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the Restricted Stock, including without limitation rules pertaining to the termination of employment (by reason of death, permanent and total disability, retirement, cause or otherwise) of a Participant prior to expiration of the Restricted Period.

9.5 Miscellaneous. Nothing in this Article shall prohibit the exchange of shares of Restricted Stock pursuant to a plan of merger or reorganization for stock or other securities of Carriage or another corporation that is a party to the reorganization, provided that the stock or securities so received in exchange for shares of Restricted Stock shall, except as provided in Article XII, become subject to the restrictions applicable to such Restricted Stock. Any shares of Common Stock received as a result of a stock split or stock dividend with respect to shares of Restricted Stock shall also become subject to the restrictions applicable to such Restricted Stock.

ARTICLE X

PERFORMANCE AWARDS

10.1 General. Awards may be granted in the form of Performance Awards that may be payable in the form of cash, shares of Common Stock, or a combination of both, in such amounts and at such times as the Committee shall determine. Performance Awards shall be conditioned upon the level of achievement of one or more stated performance goals over a specified performance period that shall not be shorter than one year. Without limiting the foregoing, no Performance Award that is an Award of Restricted Stock or an Other Incentive Award shall have a Restricted Period of less than one year. Performance Awards may be combined with other Awards to impose performance criteria as part of the terms of such other Awards.

10.2 Terms and Conditions. Each Award Agreement embodying a Performance Award shall set forth (a) the amount, including a target and maximum amount if applicable, a Participant may earn in the form of cash or shares of Common Stock or a formula for determining such amount, (b) the performance criteria and level of achievement versus such criteria that shall determine the amount payable or number of shares of Common Stock to be granted, issued, retained and/or vested, (c) the performance period over which performance is to be measured, (d) the timing of any payments to be made, (e) restrictions on the transferability of the Award, and (f) such other terms and conditions as the Committee may determine that are not inconsistent with the Plan.

10.3 Code Section 162(m) Requirements. From and after the date on which remuneration paid pursuant to the Plan becomes subject to the deduction limitation of Section 162(m) of the Code, the Committee shall determine in its sole discretion whether all or any portion of a Performance Award shall be intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code (the “162(m) Requirements”). The performance criteria for any Performance Award that is intended to satisfy the 162(m) Requirements shall be established in writing by the Committee based on one or more performance goals as set forth in Section 10.4 not later than 90 days after commencement of the performance period with respect to such Award, provided that the outcome of the performance in respect of the goals remains substantially uncertain as of such time. The maximum amount that may be paid in cash pursuant to Performance Awards granted to a Participant with respect to a Carriage’s fiscal year that are intended to satisfy the 162(m) Requirements is $1,000,000; provided, however, that such maximum amount with respect to a Performance Award that provides for a performance period longer than one fiscal year shall be the foregoing limit multiplied by the number of full fiscal years in the performance period. At the time of the grant of a Performance Award and to the extent permitted under Code Section 162(m) and regulations thereunder for a Performance Award intended to satisfy the 162(m) Requirements, the Committee may provide for the manner in which the performance goals will be measured in light of specified corporate transactions, extraordinary events, accounting changes and other similar occurrences.

10.4 Performance Goals. The performance measure(s) to be used for purposes of Performance Awards may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit of the Company in which the Participant is employed, and may consist of one or more or any combination of the following criteria: (a) earnings or earnings per share (whether on a pre-tax, after-tax, operational or other basis), (b) return on equity, (c) return on assets or net assets, (d) return on capital or invested capital and other related financial measures, (e) cash flow, (f) revenues, (g) income or operating income, (h) expenses or expense levels, (i) one or more operating ratios, (j) stock price, (k) total stockholder return, (l) market share, (m) operating profit, (n) profit margin, (o) capital expenditures, (p) net borrowing, debt leverage levels, credit quality or debt ratings, (q) the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions, (r) net asset value per share, (s) economic value added and (t) individual business objectives. The performance goals based on these performance measures may be made relative to the performance of other business entities.

10.5 Certification and Negative Discretion. Prior to the payment of any compensation pursuant to a Performance Award that is intended to satisfy the 162(m) Requirements, the Committee shall certify the extent to which the performance goals and other material terms of the Award have been achieved or satisfied. The Committee in its sole discretion shall have the authority to reduce, but not to increase, the amount payable and the number of shares to be granted, issued, retained or vested pursuant to a Performance Award.

ARTICLE XI

STOCK AWARDS AND OTHER INCENTIVE AWARDS

11.1 Stock Awards. Stock Awards may be granted to Participants upon such terms and conditions as the Committee may determine; provided, however, that no Stock Award (other than a Stock Award granted in the form of a Performance Award or a Stock Award granted to an Outside Director) shall have a Restricted Period of less than three years. Shares of Common Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration. The Committee shall determine the number of shares of Common Stock to be issued pursuant to a Stock Award.

11.2 Other Incentive Awards. Other Incentive Awards may be granted in such amounts, upon such terms and at such times as the Committee shall determine; provided, however, that no Other Incentive Award (other than an Other Incentive Award granted in the form of a Performance Award or an Other Incentive Award granted to an Outside Director) shall have a Restricted Period of less than three years. Other Incentive Awards may be granted based upon, payable in or otherwise related to, in whole or in part, shares of Common Stock if the Committee, in its sole discretion, determines that such Other Incentive Awards are consistent with the purposes of the Plan. Each grant of an Other Incentive Award shall be evidenced by an Award Agreement that shall specify the amount of the Other Incentive Award and the terms, conditions, restrictions and limitations applicable to such Award. Payment of Other Incentive Awards shall be made at such times and in such form, which may be cash, shares of Common Stock or other property (or a combination thereof), as established by the Committee, subject to the terms of the Plan.

ARTICLE XII

CORPORATE CHANGE

12.1 Vesting of Awards. Except as provided otherwise below in this Article or in an Award Agreement at the time an Award is granted, notwithstanding anything to the contrary in the Plan, if a Participant’s employment with the Company is terminated for any reason other than death, Cause or Inability to Perform or if a Participant voluntarily terminates employment for Good Reason, in either case within the one-year period following a Corporate Change of Carriage, any time periods, conditions or contingencies relating to the exercise or realization of, or lapse of restrictions under, any Award shall be automatically accelerated or waived so that:

(a) if no exercise of the Award is required, the Award may be realized in full at the time of the occurrence of the Participant’s termination of employment; or

(b) if exercise of the Award is required, the Award may be exercised in full commencing on the date of the Participant’s termination of employment;

provided, however, that with respect to an Award that consists of deferred compensation under Section 409A of the Code, in the event of a Corporate Change that does not satisfy the requirements for a change in the ownership or effective control of Carriage or a change in the ownership of a substantial portion of the assets of Carriage within the meaning of Section 409A of the Code and Treasury guidance and regulations related to Section 409A of the Code, then delivery of payment with respect to such Award as provided above shall be delayed until payment may be made to the Participant without negative tax consequences to the Participant under Section 409A of the Code.

12.2 Replacement Awards. In the event all outstanding Awards are replaced in connection with a Corporate Change by comparable types of awards of at least substantially equivalent value, as determined by the Committee in its sole discretion, such replacement awards shall provide for automatic acceleration or waiver as provided in Section 12.1 in the event of a Participant’s involuntary termination of employment with the Company other than for Cause or voluntary termination of employment for Good Reason, as applicable, within the one-year period following the Corporate Change of Carriage.

12.3 Cancellation of Awards. Notwithstanding the foregoing, on or prior to the date of a Corporate Change, the Committee may take any of the following actions with respect to all outstanding Awards, without the consent of any Participant: (a) the Committee may require that Participants surrender their outstanding Options and SARs in exchange for payment by the Company, in cash, Common Stock, the securities of another company, or a combination thereof, as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Common Stock subject to the Participant’s unexercised Options and SARs exceeds the exercise price or grant price, and (b) with respect to Participants holding Restricted Stock, Performance Awards or Other Incentive Awards, the Committee may determine that such Participants shall receive payment in settlement of such Awards (and dividend rights), in an amount equivalent to the value of such Awards (and dividend rights) at the time of such settlement.

ARTICLE XIII

AMENDMENT AND TERMINATION

13.1 Plan Amendment and Termination. The Board may at any time suspend, terminate, amend or modify the Plan, in whole or in part; provided, however, that no amendment or modification of the Plan shall become effective without the approval of such amendment or modification by the holders of at least a majority of the shares of Common Stock if (a) such amendment or modification increases the maximum number of shares subject to the Plan (except as provided in Article IV) or changes the designation or class of persons eligible to receive Awards under the Plan, or (b) counsel for Carriage determines that such approval is otherwise required by or necessary to comply with applicable law or the listing requirements of the New York Stock Exchange or such other exchange or association on which the Common Stock is then listed or quoted. An amendment to the Plan shall not require stockholder approval if it curtails rather than expands the scope of the Plan, nor if it is made to conform the Plan to new statutory or regulatory requirements that arise after submission of the Plan to stockholders for their approval, such as, without limitation, changes to Code Section 409A, or regulations issued thereunder. Upon termination of the Plan, the terms and provisions of the Plan shall, notwithstanding such termination, continue to apply to Awards granted prior to such termination. Except as otherwise provided herein, no suspension, termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the consent of the Participant (or the Permitted Transferee) holding such Award. Notwithstanding the foregoing, Carriage may amend any Award Agreement to be exempt from Code Section 409A or to comply with the requirements of Code Section 409A or to modify any provision that causes an Award that is intended to be classified as an “equity instrument” under ASC Topic 718 to be classified as a liability on Carriage’s financial statements.

13.2 Award Amendment and Cancellation. The Committee may amend the terms of any outstanding Award granted pursuant to the Plan, but except as otherwise provided herein, no such amendment shall adversely affect in any material way the Participant’s (or a Permitted Transferee’s) rights under an outstanding Award without the consent of the Participant (or the Permitted Transferee) holding such Award.

ARTICLE XIV

MISCELLANEOUS

14.1 Award Agreements. After the Committee grants an Award under the Plan to a Participant, Carriage and the Participant shall enter into an Award Agreement setting forth the terms, conditions, restrictions and limitations applicable to the Award and such other matters as the Committee may determine to be appropriate. The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to the Participant in connection with any Award. Awards that are not paid currently shall be recorded as payable on Carriage’s records for the Plan. The terms and provisions of the respective Award Agreements need not be identical. All Award Agreements shall be subject to the provisions of the Plan, and in the event of any conflict between an Award Agreement and the Plan, the terms of the Plan shall govern.

14.2 Listing; Suspension.

(a) As long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. Carriage shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

(b) If at any time counsel to Carriage or its Affiliates shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on Carriage or its Affiliates under the laws of any applicable jurisdiction, Carriage or its Affiliates shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act, or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on Carriage or its Affiliates.

(c) Upon termination of any period of suspension under this Section, any Award affected by such suspension that shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares that would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award unless otherwise determined by the Committee in its sole discretion.

14.3 Additional Conditions. Notwithstanding anything in the Plan to the contrary: (a) the Committee may, if it shall determine it necessary or desirable in its sole discretion, at the time of grant of any Award or the issuance of any shares of Common Stock pursuant to any Award, require the recipient of the Award or such shares of Common Stock, as a condition to the receipt thereof, to deliver to Carriage a written representation of present intention to acquire the Award or such shares of Common Stock for his own account for investment and not for distribution, (b) the certificate for shares of Common Stock issued to a Participant may include any legend that the Committee deems appropriate to reflect any restrictions on transfer, and (c) all certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange or association upon which the Common Stock is then listed or quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

14.4 Transferability.

(a) All Awards granted to a Participant shall be exercisable during his lifetime only by such Participant, or if applicable, a Permitted Transferee as provided in subsection (c) of this Section; provided, however, that in the event of a Participant’s legal incapacity, an Award may be exercised by his guardian or legal representative. When a Participant dies, the personal representative, beneficiary, or other person entitled to succeed to the rights of the Participant may acquire the rights under an Award. Any such successor must furnish proof satisfactory to Carriage of the successor’s entitlement to receive the rights under an Award under the Participant’s will or under the applicable laws of descent and distribution.

(b) Except as otherwise provided in this Section, no Award shall be subject to execution, attachment or similar process, and no Award may be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of, other than by will or pursuant to the applicable laws of descent and distribution. Any attempted sale, transfer, pledge, exchange, hypothecation or other disposition of an Award not specifically permitted by the Plan or the Award Agreement shall be null and void and without effect.

(c) If provided in the Award Agreement, Nonqualified Stock Options may be transferred by a Participant to a Permitted Transferee. For purposes of the Plan, “Permitted Transferee” means (i) a member of a Participant’s immediate family, (ii) any person sharing the Participant’s household (other than a tenant or employee of the Participant), (iii) trusts in which a person listed in (i) or (ii) above has more than 50% of the beneficial interest, (iv) a foundation in which the Participant or a person listed in (i) or (ii) above controls the management of assets, (v) any other entity in which the Participant or a person listed in (i) or (ii) above owns more than 50% of the voting interests, provided that in the case of the preceding clauses (i) through (v), no consideration is provided for the transfer, and (vi) any transferee permitted under applicable securities and tax laws as determined by counsel to Carriage. In determining whether a person is a “Permitted Transferee,” immediate family members shall include a Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships.

(d) Incident to a Participant’s divorce, the Participant may request that Carriage agree to observe the terms of a domestic relations order which may or may not be part of a qualified domestic relations order (as defined in Code Section 414(p)) with respect to all or a part of one or more Awards made to the Participant under the Plan. Carriage’s decision regarding such a request shall be made by the Committee, in its sole and absolute discretion, based upon the best interests of Carriage. The Committee’s decision need not be uniform among Participants. As a condition of participation, a Participant agrees to hold Carriage harmless from any claim that may arise out of Carriage’s observance of the terms of any such domestic relations order.

14.5 Withholding Taxes. The Company shall be entitled to deduct from any payment made under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment, may require the Participant to pay to the Company such withholding taxes prior to and as a condition of the making of any payment or the issuance or delivery of any shares of Common Stock under the Plan, and shall be entitled to deduct from any other compensation payable to the Participant any withholding obligations with respect to Awards. In accordance with any applicable administrative guidelines it establishes, with respect to a Participant who is not a Section 16 Participant, the Committee may allow such Participant to pay the amount of taxes required by law to be withheld from or with respect to an Award by (i) withholding shares of Common Stock from any payment of Common Stock due as a result of such Award, or (ii) permitting the Participant to deliver to the Company previously acquired shares of Common Stock, in each case having an aggregate Fair Market Value equal to the amount of such required withholding taxes. No payment shall be made and no shares of Common Stock shall be issued pursuant to any Award unless and until the applicable tax withholding obligations have been satisfied. Notwithstanding the foregoing, a Section 16 Participant shall satisfy the tax withholding obligations with respect to an Award by either (x) tendering a cash payment to the Company or (y) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to such Section 16 Participant as a result of the exercise or acquisition of Common Stock under the Award. In the event that shares of Common Stock that would otherwise be issued pursuant to an Award are used to satisfy such withholding obligations, the number of shares of Common Stock which may be withheld or surrendered shall be limited to the number of shares of Common Stock which have a Fair Market Value (which, in the case of a broker-assisted transaction, shall be determined by the Committee, consistent with applicable provisions of the Code), on the date of withholding, equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income .No payment shall be made and no shares of Common Stock shall be issued pursuant to any Award unless and until the applicable tax withholding obligations have been satisfied.

14.6 No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award granted hereunder, provided that the Committee in its sole discretion may round fractional shares down to the nearest whole share or settle fractional shares in cash.

14.7 Notices. All notices required or permitted to be given or made under the Plan or pursuant to any Award Agreement (unless provided otherwise in such Award Agreement) shall be in writing and shall be deemed to have been duly given or made if (a) delivered personally, (b) transmitted by first class registered or certified United States mail, postage prepaid, return receipt requested, (c) sent by prepaid overnight courier service, or (d) sent by telecopy or facsimile transmission, with confirmation receipt, to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith. Such notices shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (ii) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefore, or (iii) if sent by telecopy or facsimile transmission, when the answer back is received. Carriage or a Participant may change, at any time and from time to time, by written notice to the other, the address that it or such Participant had theretofore specified for receiving notices. Until such address is changed in accordance herewith, notices hereunder or under an Award Agreement shall be delivered or sent (A) to a Participant at his address as set forth in the records of the Company or (B) to Carriage at the principal executive offices of Carriage clearly marked “Attention: Chief Financial Officer.”

14.8 Clawback. To the extent required by (i) applicable law, including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any SEC rule or any applicable securities exchange listing standards and/or (ii) any policy that may be adopted by the Board, Awards and amounts paid or payable pursuant to or with respect to Awards shall be subject to clawback to the extent necessary to comply with such law(s) and/or policy, which clawback may include forfeiture, repurchase and/or recoupment of Awards and amounts paid or payable pursuant to or with respect to Awards.

14.9 Compliance with Law and Stock Exchange or Association Requirements. In addition, it is the intent of Carriage that Options designated Incentive Stock Options comply with the applicable provisions of Section 422 of the Code, and that Awards intended to constitute “qualified performance-based awards” comply with the applicable provisions of Section 162(m) of the Code and that any deferral of the receipt of the payment of cash or the delivery of shares of Common Stock that the Committee may permit or require, and all Awards either be exempt from Code section 409A or, if not exempt, comply with the requirements of Section 409A of the Code. To the extent that any legal requirement of Section 16 of the Exchange Act or Sections 422, 162(m) or 409A of the Code as set forth in the Plan ceases to be required under Section 16 of the Exchange Act or Sections 422, 162(m) or 409A of the Code, that Plan provision shall cease to apply. Any provision of the Plan to the contrary notwithstanding, the Committee may revoke any Award if it is contrary to law, governmental regulation, or stock exchange or association requirements or modify an Award to bring it into compliance with any government regulation or stock exchange or association requirements. The Committee may agree to limit its authority under this Section.

14.10 California Blue Sky Laws. Prior to the effective registration of the Common Stock under Section 12 of the Exchange Act, (a) Carriage shall deliver a balance sheet and an income statement at least annually to each Participant who performs services in the State of California, unless such Participant is a key employee whose duties in connection with the Company assure such Participant access to equivalent information, (b) the Committee may not impose upon any Award grant made to a Participant who performs services in the State of California a vesting schedule that is more restrictive than 20 percent per year vesting, with the initial vesting to occur not later than one year after the Award’s grant date; provided, however, that such vesting limitation shall not be applicable to any Award grants made to individuals who are officers of Carriage, and (c) with respect to California Participants (including any individual whose Award is based in whole or in part on services performed in California), the Plan shall otherwise be administered in accordance with California Corporations Code Section 25102(o) and California Code of Regulations, Title 10, Sections 260.140.41, 260.140.42, 260.140.45, and 260.140.46.

14.11 Binding Effect. The obligations of Carriage under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of Carriage, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of Carriage. The terms and conditions of the Plan shall be binding upon each Participant and his Permitted Transferees, heirs, legatees, distributees and legal representatives.

14.12 Severability. If any provision of the Plan or any Award Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan or such agreement, as the case may be, but such provision shall be fully severable and the Plan or such agreement, as the case may be, shall be construed and enforced as if the illegal or invalid provision had never been included herein or therein.

14.13 No Restriction of Corporate Action. Nothing contained in the Plan shall be construed to prevent Carriage or any Affiliate from taking any corporate action (including any corporate action to suspend, terminate, amend or modify the Plan) that is deemed by Carriage or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Awards made or to be made under the Plan. No Participant or other person shall have any claim against Carriage or any Affiliate as a result of such action.

14.14 Governing Law. The Plan shall be governed by and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Texas except as superseded by applicable federal law.

14.15 No Right, Title or Interest in Company Assets. No Participant shall have any rights as a stockholder of Carriage as a result of participation in the Plan until the date of issuance of Common Stock in his name and, in the case of Restricted Stock, unless and until such rights are granted to the Participant pursuant to the Plan. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company, and such person shall not have any rights in or against any specific assets of the Company. All Awards shall be unfunded.

14.16 Risk of Participation. Nothing contained in the Plan shall be construed either as a guarantee by Carriage or the Affiliates, or their respective stockholders, directors, officers or employees, of the value of any assets of the Plan or as an agreement by Carriage or the Affiliates, or their respective stockholders, directors, officers or employees, to indemnify anyone for any losses, damages, costs or expenses resulting from participation in the Plan.

14.17 No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including without limitation Carriage and the Affiliates and their respective directors, officers, agents and employees, makes any representation, commitment or guarantee that any tax treatment, including without limitation federal, state and local income, estate and gift tax treatment, will be applicable with respect to any Awards or payments thereunder made to or for the benefit of a Participant under the Plan or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

14.18 Continued Employment. Nothing contained in the Plan or in any Award Agreement shall confer upon any Participant the right to continue in the employ of the Company, or interfere in any way with the rights of the Company to terminate a Participant’s employment at any time, with or without cause. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment for any reason, even if the termination is in violation of an obligation of Carriage or an Affiliate to the Participant.

14.19 Miscellaneous. Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction of the Plan or any provisions hereof. The use of the masculine gender shall also include within its meaning the feminine. Wherever the context of the Plan dictates, the use of the singular shall also include within its meaning the plural, and vice versa.

ANNUAL MEETING OF STOCKHOLDERS OF

CARRIAGE SERVICES, INC.

Lakes on Post Oak Conference Center

3050 Post Oak Blvd., 2nd Floor

Houston, Texas 77056

May 23, 2012

9:00 a.m. Central Daylight Time

Directions to attend the meeting in person may be obtained by contacting the

Corporate Secretary at 713-332-8400

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to

be Held on May 23, 2012:

The Proxy Statement and 2011 Annual Report to Stockholders is available on the internet at

www.carriageservices.com

i	Please detach along perforated line and mail in the envelope provided.	i

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES AND “FOR” PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

					FOR	AGAINST	ABSTAIN
1. Election of Two Class I Directors for a three-year term ending at the 2015 Annual Meeting of Stockholders.				2. Approve the Carriage Services, Inc. Second Amended and Restated 2006 Long-Term Incentive Plan.	☐	☐	☐
☐	FOR ALL NOMINEES	NOMINEES:		3. Approve, by advisory vote, named executive officer compensation.	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O Melvin C. Payne O Richard W. Scott		4. Ratify the appointment of KPMG LLP as Carriage Services, Inc.’s independent registered public accounting firm for the year ending December 31, 2012.	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)			Note: In their discretion, the Proxies are authorized to vote upon any other business as may properly come before the meeting or any adjournment(s) thereof.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder		Date:	Signature of Stockholder	Date:
■	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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☐	■

CARRIAGE SERVICES, INC.

Proxy Solicited on Behalf of the Board of Directors of

the Company for the Annual Meeting of Stockholders on May 23, 2012

The undersigned, hereby revoking all prior proxies, hereby appoints Melvin C. Payne and L. William Heiligbrodt, and each of them, his true and lawful proxies, with full and several power of substitution, to vote all the shares of Common Stock of CARRIAGE SERVICES, INC. standing in the name of the undersigned, at the Annual Meeting of Stockholders of CARRIAGE SERVICES, INC. to be held on May 23, 2012 and at any adjournments or postponements thereof, on all matters coming before said meeting.

This proxy, when properly executed, will be voted in accordance with your indicated directions. If no direction is made, this proxy will be voted FOR the election of all director nominees in Proposal 1, FOR Proposal 2, FOR Proposal 3, and FOR Proposal 4, and as the proxies deem advisable on all matters that may properly come before the meeting.

(Continued and to be signed on the reverse side)

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